UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.             )

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CalAmp Corp.

(Name of Registrant as Specified In Its Charter)

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15635 Alton Parkway, Suite 250

Irvine, CA 92618

(949) 600-5600

June 14, 2019

Dear Stockholder:

I am pleased to invite you to attend the Annual Meeting of Stockholders of CalAmp Corp. on Wednesday, July 24, 2019 at 10:00 a.m. Pacific Time. This year’s Annual Meeting will be held virtually over the Internet, which provides the opportunity for participation by a broader group of our stockholders and enables stockholders to participate fully, and equally, from any location around the world, at no cost. You can attend the meeting at www.virtualshareholdermeeting.com/calamp2019, where you will be able to submit questions during the meeting. Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. The Company intends to commence mailing to all stockholders of record entitled to vote at the Annual Meeting, the Notice of Internet Availability of Proxy Materials on or about June 14, 2019. We encourage you to carefully read these materials, as well as our Annual Report to Stockholders.

We are acting under a U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. Consequently, stockholders will not receive paper copies of our proxy materials unless they specifically request them. We believe that this delivery process will reduce our environmental impact and lower the costs of printing and distributing our proxy materials. We believe that we can achieve these benefits with no impact on our stockholders’ timely access to this important information.

Your vote is important. Whether or not you expect to attend the Annual Meeting, please vote by telephone or the Internet according to the instructions on your proxy card or in the Notice of Internet Availability of Proxy Materials (the “Notice”) or request a proxy card from us by email at ir@calamp.com and complete, date, sign, and return your proxy card in the envelope provided, in each such case, as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting. Even if you have voted by proxy, you may still vote through our virtual web conference if you attend the Annual Meeting.

On behalf of our Board of Directors, thank you for your ongoing support of, and continued interest in, CalAmp.

Sincerely,

Michael Burdiek

President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

Please vote by telephone or Internet as set forth in the Notice, or request a proxy card from us by email at ir@calamp.com and date and sign the proxy card and return it at your earliest convenience in the postage-prepaid return envelope provided so that your shares may be voted.

CALAMP CORP.

PROXY STATEMENT

2019 ANNUAL MEETING OF STOCKHOLDERS

15635 Alton Parkway, Suite 250

Irvine, CA 92618

(949) 600-5600

PROXY STATEMENT

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of CalAmp Corp. (the “Company”, “CalAmp”, “we”, “our” or “us”) of proxies for use at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”), to be held virtually over the Internet at www.virtualshareholdermeeting.com/calamp2019 at 10:00 a.m. Pacific Time on Wednesday, July 24, 2019.

ITEMS OF BUSINESS:

1.	Proposal One: to elect nine directors named in the Proxy Statement to hold office until the next annual meeting of stockholders;

2.

Proposal Two: to hold an advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the Proxy Statement accompanying this notice (the “Notice of Annual Meeting”) pursuant to Item 402 of Regulation S-K (“Say-on-Pay”);

3.	Proposal Three: to ratify the selection of Deloitte & Touche LLP as CalAmp’s independent registered public accounting firm for the fiscal year ending February 29, 2020; and

4.	To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

VOTING RIGHTS:

In order to vote, you must have been a stockholder at the close of business on May 31, 2019 (the “Record Date”). On the Record Date, CalAmp had issued and outstanding 33,605,780 shares of common stock, par value $0.01 per share (the “Common Stock”), which is the only class of voting securities outstanding.

We intend to commence mailing the Notice of Internet Availability of Proxy Materials to all stockholders of record entitled to vote at the Annual Meeting and to post our Annual Report to our Stockholders, this Proxy Statement and accompanying proxy card on the Internet at https://investor.calamp.com on or about June 14, 2019. We will mail printed copies of the proxy materials to our stockholders who request them.

This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

By Order of the Board of Directors,

Stephen M. Moran

Senior Vice President, General Counsel and Corporate Secretary

Irvine, California

June 14, 2019

Voting

Internet	Telephone	Mail

Prior to the meeting please visit www.proxyvote.com. During the meeting please visit www.virtualshareholdermeeting.com/calamp2019	1-800-690-6903	You can vote by mail by returning your proxy card to Vote Processing, c/o Broadridge 51 Mercedes Way Edgewood, NY 11717

Your vote is very important. Regardless of whether you plan to virtually attend the Annual Meeting or not, we recommend that you vote as soon as possible. You may vote your shares over the Internet or via the toll-free telephone number above. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. Stockholders of record and beneficial owners will be able to vote their shares electronically at the Annual Meeting. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers about the 2019 Annual Meeting and Voting beginning on page 43 of the Proxy Statement.

Virtual Meeting Admission

Stockholders of record as of May 31, 2019 will be able to participate in the Annual Meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/calamp2019. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. Stockholders can also access copies of our Proxy Statement and annual report on Form 10-K for the year ended February 28, 2019, including any exhibits thereto (the “Annual Report”) at the Annual Meeting website. As part of the Annual Meeting, we will hold a Q&A session, during which we intend to answer all questions submitted by stockholders which are pertinent to the Company and the meeting matters, as time permits. Answers to any such questions that are not addressed during the meeting will be published following the meeting on the Company’s website at www.calamp.com. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

The Annual Meeting will begin promptly at 10:00 a.m. Pacific Time on Wednesday, July 24, 2019. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow approximately 5 minutes for the online check-in procedures.

Technical Assistance

Beginning a few minutes before and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, you should call our support team at:

1-800-586-1548 (U.S. Domestic Toll Free)

1-303-562-9288 (International)

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 24, 2019:

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. The Notice of Annual Meeting, Proxy Statement and Annual Report are available from Broadridge Financial Solutions at: www.proxyvote.com. Broadridge does not use “cookies” or other tracking software that identifies visitors accessing this web site.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Board has adopted Corporate Governance Guidelines that provide the framework for the governance of CalAmp and represent the Board’s current views with respect to selected corporate governance issues considered to be of significance to stockholders. The current version of our Corporate Governance Guidelines is available in the Corporate Governance section of the Company’s website at www.calamp.com. We are in compliance with the current corporate governance requirements prescribed by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Nasdaq.

Board Leadership Structure

Our Board does not have a formal policy with respect to whether the roles of the Chairman of the Board (“Chairman”) and the Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. However, our Corporate Governance Guidelines provide that if the Chairman is not an independent director, then the Board shall designate one independent, non-employee director to serve as a lead director. If so designated, the lead director would act as a liaison between the independent directors and management and would be responsible for assisting the Chairman in establishing the agenda for Board meetings, for coordinating the agenda for, and chairing executive sessions of the non-employee directors, and for performing such other duties as may be specified by the Board from time to time.

We currently separate the roles of Chief Executive Officer and Chairman. The current Chairman is an independent, non-employee director. Our Board believes this is the appropriate leadership for CalAmp at this time because it permits our Chief Executive Officer to focus on setting our strategic direction, day-to-day leadership, and operating performance, while permitting the Chairman to focus on providing guidance to the Chief Executive Officer and setting the agenda for Board meetings. Our Board also believes that the separation of the Chief Executive Officer and Chairman roles assists the Board in providing robust discussion and evaluation of strategic goals and objectives. However, our Board acknowledges that no single leadership model is ideal for all companies at all times. As such, our Board periodically reviews its leadership structure and may, depending on the circumstances, choose a different leadership structure in the future.

Board Oversight of Risk

Our Board seeks to understand and oversee the most critical risks relating to our business, allocate responsibilities for the oversight of risks among the full Board and its committees, and see that management has in place effective systems and processes for managing risks facing us. Overseeing risk is an ongoing process and risk is inherently tied to our strategic decisions. Accordingly, the Board considers risk throughout the year and with respect to specific proposed actions. While the Board is responsible for oversight and direction, management is charged with identifying risk and establishing appropriate internal processes and an effective internal control environment to identify, manage and mitigate risks and to communicate information about risk to our Board. Committees of the Board also play an important role in risk oversight, including the Audit Committee, which oversees our processes for assessing risks and the effectiveness of our internal controls. In fulfilling its duties, the Audit Committee considers information from our independent registered public accounting firm, Deloitte & Touche LLP.

Relationship Between Compensation and Risk

Our Compensation Committee periodically reviews our compensation philosophies, policies and practices with management to ensure that compensation supports our goals and strategic objectives without creating risks that may have a counterproductive effect on CalAmp. Our Compensation Committee also considers risk in establishing goals for executive officer incentive compensation. Quantitative goals used for incentive compensation purposes are financial measures that are defined in U.S. Generally Accepted Accounting Principles (“GAAP”) or are readily derived from such GAAP-based measures. When non-quantitative goals are used, our Compensation Committee strives to ensure that such goals are not only objective and verifiable, but are also sustainable and consistent with both the short-term and long-term interests of our stockholders. Incentive compensation that is earned by the executive officers for a given fiscal year is not paid until the Company’s independent registered public accounting firm has completed its audit of the Company’s financial statements for such year, and not until both the Compensation Committee and the Board have approved such payouts. Our Compensation Committee believes that the following aspects of the executive officer compensation program help mitigate risk associated with incentive compensation:

•	bonus programs that have maximum limits on the amount that can be earned;

•	a cash incentive compensation recovery policy adopted in fiscal 2019;

•	an appropriate balance between short-term and long-term incentive compensation elements;

•	equity awards that vest over several years; and

•	share retention guidelines as set forth in our officer stock ownership policy.

Director Independence

Proposal One is for the election of nine directors, eight of whom are independent. A director’s independence is determined by our Board pursuant to the rules of Nasdaq and applicable SEC rules and regulations. Our Board has determined that each director nominee is independent, with the exception of Michael Burdiek, who serves as the Company’s President and Chief Executive Officer.

Executive Sessions

The independent, non-employee directors of our Board and its committees meet in executive sessions routinely and regularly. During the executive sessions, the independent, non-employee directors have access to the Chief Executive Officer and other members of senior management. In addition, our Audit Committee meets periodically with our independent registered public accounting firm without management present at such times as the Audit Committee deems appropriate. The Chairman or the Chair of the applicable Board committee, as applicable, presides over these executive sessions.

Number of Other Directorships

We have a policy that limits the number of public company boards that its directors may serve on. Under this policy, directors who also serve as CEOs or in equivalent positions should not serve on more than two other public company boards in addition to our Board, and other directors should not serve on more than four other public company boards in addition to our Board.

Director Stock Ownership

We have established stock ownership guidelines for non-employee directors and executive officers. Pursuant to these guidelines, non-employee directors are expected to own shares of our common stock with an aggregate acquisition date market value of at least three times the amount of the annual base retainer of $60,000. New directors are given three years to acquire sufficient shares to reach this aggregate holding level. At the end of fiscal 2019, all of our non-employee directors were in compliance with the stock ownership guidelines. The stock ownership guidelines for executive officers are described on page 31.

Changes in Director Occupation or Status

We have a policy that requires a director to tender a letter of resignation to the Chair of the Governance and Nominating Committee in the event that the director’s principal occupation or business association changes substantially from the position he or she held when the director originally joined our Board. The Governance and Nominating Committee will review whether the new occupation, or retirement, of the director is consistent with the specific rationale for originally selecting that individual and the guidelines for Board membership, and will recommend action to be taken by the Board, if any, regarding the resignation based on the circumstances of the new position or retirement.

Attendance of Directors at Annual Meetings

The policy of our Board is that all directors are expected to attend the annual meeting of stockholders. All of the Company’s directors attended last year’s annual meeting.

Identifying and Evaluating Nominees for Directors

Pursuant to the policy set forth in the charter of our Governance and Nominating Committee, the Governance and Nominating Committee will utilize a variety of methods for identifying and evaluating nominees for director. Our Governance and Nominating Committee’s policy is to assess the appropriate size of our Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, our Governance and Nominating Committee may consider various potential candidates for director. Candidates may come to the attention of the Governance and Nominating Committee through our current Board members, stockholders or other parties. These candidates will be evaluated at meetings of our Governance and Nominating Committee, and may be considered at any point during the year. As described below, our Governance and Nominating Committee will consider properly submitted stockholder nominations for candidates for our Board. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by our Governance and Nominating Committee at a regularly scheduled meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Governance and Nominating Committee.

Contacting the Board

Our stockholders who are interested in communicating directly with our Board, any committee of our Board, the Chairman or the non-employee directors as a group may do so by sending a letter to the CalAmp Board of Directors, c/o Corporate Secretary, CalAmp Corp., 15635 Alton Parkway, Suite 250, Irvine, California, 92618. The Corporate Secretary will review the correspondence and forward it to the Chairman, Chair of the Governance and Nominating Committee, the Audit Committee or the Compensation Committee, or to any individual director or group of directors of the Board to whom the communication is directed, as applicable, if the communication is relevant to CalAmp’s business and financial operations, policies and corporate philosophies.

Code of Business Conduct

We have a written Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. Section 15 of this Code of Business Conduct contains a Financial Management Code of Ethics that applies specifically to our Chief Executive Officer and all finance and accounting employees, including our senior financial officers, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder. The Code of Business Conduct and Ethics is available on our website at www.calamp.com. In the event that the Company makes changes in, or provides waivers from, the provisions of this Code of Business Conduct and Ethics that are required to be disclosed by SEC regulations, the Company will disclose these events on its corporate website.

COMMITTEES OF THE BOARD

Our Board has delegated certain of its authority to three committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. These three Board committees operate under written charters defining their functions and responsibilities. Each committee has the authority, pursuant to its charter, to obtain advice and assistance from, and receive appropriate funding from CalAmp for, outside legal, accounting or other advisors as the committee deems necessary to assist it in the performance of its functions. The charters of these committees are available on the Company’s website at www.calamp.com.

The following table provides current membership for each of our Board committees.

Committee Membership
	Audit Committee	Compensation Committee	Governance and Nominating Committee

Kimberly Alexy[1]

Jeff Gardner

Amal Johnson

A.J. “Bert” Moyer

Roxanne Oulman

Jorge Titinger

Larry Wolfe

    Chair                         Member

Ms. Alexy ceased to be a member of the Audit Committee effective May 31, 2018 and Ms. Oulman was appointed as a member of that committee effective August 1, 2018. There were no other changes made to committee memberships during fiscal 2019.

Audit Committee

The primary duties and responsibilities of our Audit Committee, as set forth in its charter, are to review and approve the scope of audit procedures performed by our independent registered public accounting firm and to review the firm’s audit reports, to monitor our internal control environment, and to pre-approve the fees for all audit and non-audit services charged by the registered public accounting firm.

The Audit Committee reports to our Board with respect to such matters and makes recommendations with respect to its findings. Our Board has determined that all members of the Audit Committee qualify as “audit committee financial experts” as defined in the regulations of the SEC. Our Board has also determined that each member of the Audit Committee is independent as defined in the rules of Nasdaq and the SEC. See also “Report of the Audit Committee” beginning on page 18.

Compensation Committee

The primary duties and responsibilities of our Compensation Committee, as set forth in its charter, are to review and make recommendations to our Board with respect to the compensation of our executive officers and non-employee directors, and to administer our stock incentive plan. Our Board has determined that each member of the Compensation Committee is independent as defined in the rules of Nasdaq and the SEC. See also “Compensation Discussion and Analysis” beginning on page 22.

Governance and Nominating Committee

The primary duties and responsibilities of our Governance and Nominating Committee, as set forth in its charter, are to review and make recommendations on the composition of our Board and its committees, to evaluate and recommend candidates for election to our Board, and to review and make

1 On May 28, 2019, Ms. Alexy notified us that she will not stand for re-election at our 2019 Annual Meeting of Stockholders, but will serve for the remainder of her term through July 24, 2019.

recommendations to the full Board on corporate governance matters. Our Board has determined that each member of the Governance and Nominating Committee is independent as defined in the rules of Nasdaq.

Our bylaws permit stockholders to nominate director candidates to stand for election to our Board at an annual meeting of stockholders. Nominations may be made by our Board or by any stockholder. Under our bylaws, a stockholder may nominate a person for election as a director at a particular stockholder meeting only if written notice has been given to us not later than 90 days or earlier than 120 days in advance of the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary of the Company’s annual meeting for the prior year, then the notice by the stockholder must be delivered to us no earlier than the close of business on the 120th day prior to the annual meeting, and not later than the close of business on the later of the 90th day prior to the meeting or the 10th day after we first make a public announcement of the annual meeting date. Any stockholder nominations proposed for consideration by our Governance and Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to the Governance and Nominating Committee, c/o Corporate Secretary, CalAmp Corp., 15635 Alton Parkway, Suite 250, Irvine, California 92618.

The policy of our Governance and Nominating Committee is to consider properly made stockholder nominations for directors as described above. In evaluating such nominations, like all nominations, the Board’s criteria will include business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with CalAmp’s interests.

Our Governance and Nominating Committee has adopted a director diversity policy pursuant to which it will consider and evaluate director candidates in the context of an assessment of the anticipated needs of our Board as a whole in order to achieve a diversity of occupational and personal backgrounds and a variety of complementary skills so that, as a group, our Board will possess the appropriate talent, skills and expertise to oversee CalAmp’s business. If all nine directors are elected by our stockholders pursuant to Proposal One, then one-fourth of our Board’s independent directors will be female, and one-fourth will be ethnic/racial minorities. Our Governance and Nominating Committee from time to time reviews the appropriate skills and characteristics required of our Board members, including factors that it seeks in Board members such as diversity of business experience, viewpoints and personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board. In evaluating potential candidates for the Board, our Governance and Nominating Committee considers these factors in the light of the specific needs of our Board at that time.

Board and Committee Meeting Attendance

In fiscal 2019, our Board held 10 meetings, our Audit Committee held 18 meetings, our Compensation Committee held seven meetings, and our Governance and Nominating Committee held six meetings. All directors attended more than 75% of the aggregate meetings of the Board and committees on which the directors served that were held during fiscal 2019.

COMPENSATION OF DIRECTORS

The following table shows all compensation earned by, or awarded or paid to, each of our non-employee directors in fiscal 2019.

Name	Fees Earned or Paid in Cash (A)	Stock Awards (B)(C)		Total
A.J. “Bert” Moyer	$105,000	$128,002	(D)	$233,002
Kimberly Alexy	70,000	128,002	(D)	198,002
Jeffery Gardner	60,000	128,002	(D)	188,002
Amal Johnson	75,000	128,002		203,002
Roxanne Oulman	45,000	255,985	(D)	300,985
Jorge Titinger	60,000	128,002	(D)	188,002
Larry Wolfe[2]	105,000	128,002		233,002

(A)

Under our director cash compensation plan adopted effective August 1, 2012 and subsequently amended from time to time, our non-employee directors are each paid an annual retainer of $60,000. Also pursuant to this plan, as amended effective May 1, 2018 on the basis of an updated competitive market comparison analysis for non-employee director compensation, our Board and committee chairs were paid supplemental annual retainers during fiscal 2019 as follows:

Board Chair	$45,000
Audit Committee Chair	$25,000
Compensation Committee Chair	$15,000
Governance and Nominating Committee Chair	$10,000

All non-employee directors are paid 1/12th of their retainer amounts each month for as long as they serve.

(B)

Under our 2004 Incentive Stock Plan as amended and restated, on the day of each annual stockholders meeting at which directors are elected, each non-employee director is eligible to receive an equity award not to exceed a grant date fair value of $500,000. On July 25, 2018, each non-employee director received a grant of 5,546 restricted stock shares or restricted stock units that had a grant date fair value of $128,002, calculated in accordance with ASC Topic 718. Annual equity awards granted to our non-employee directors generally vest on the earlier of the one-year anniversary of the date of grant or the date of our next annual stockholder meeting at which directors are elected. Also, upon joining the Board on August 1, 2018, Ms. Oulman received an initial grant of 11,262 restricted stock units with a grant date value of $255,985, of which 5,631 units vest on the first anniversary of the grant date and the remaining 5,631 units vest on the third anniversary of the grant date.

(C)

As of the end of fiscal 2019, Ms. Johnson and Mr. Wolfe each had 5,546 shares of restricted stock outstanding, Ms. Alexy had 5,546 restricted stock units outstanding, Mr. Gardner had 12,171 restricted stock units outstanding, Mr. Moyer had 33,344 restricted stock units outstanding, Ms. Oulman had 11,262 restricted stock units outstanding, and Mr. Titinger had 27,162 restricted stock units outstanding.

(D)	Ms. Alexy, Ms. Oulman and Messrs. Gardner, Moyer and Titinger have elected to defer some or all of their annual equity awards into our non-qualified deferred compensation plan.

Our directors are also reimbursed for out-of-pocket expenses incurred in connection with attending meetings. Directors who are also employees of the Company receive no additional compensation for their services on our Board.

2 This amount reflects $20,000 of additional cash compensation received in exchange for additional services performed in connection with Mr. Wolfe’s service on the Audit Committee during fiscal 2019.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL ONE

ELECTION OF DIRECTORS

A board of nine directors is standing for election at the 2019 Annual Meeting. Five of these directors were elected to the Board at last year’s annual meeting, Roxanne Oulman was appointed to the Board effective August 1, 2018, and Scott Arnold and Jason Cohenour were appointed to the Board effective June 1, 2019. Kimberly Alexy, a director since 2008, has chosen to retire from the Board effective at the 2019 Annual Meeting. Concurrent with Ms. Alexy’s retirement, the size of the Board will be set at nine directors pursuant to a Board resolution adopted in accordance with the Company’s certificate of incorporation (as amended and restated).

At our 2019 Annual Meeting, it is intended that the shares of Common Stock represented by each proxy, unless otherwise specified on the proxy, will be voted for the election to our Board of each of the nine nominees set forth below. Directors are elected by a majority of the votes cast. A majority of the votes cast means that the number of votes cast “FOR” a director nominee must exceed the number of votes cast “AGAINST” that director nominee. An incumbent director who is not elected by a majority of the votes cast is expected to tender his or her resignation to the Governance and Nominating Committee, which will recommend to our Board whether to accept or reject the resignation offer, or whether other action should be taken, in accordance with the director resignation policy in our Corporate Governance Guidelines. The term of office of each person elected as director will continue until the next annual meeting of our stockholders, or until his or her successor has been elected and qualified.

The Board recommends a vote “FOR” each of the nine nominees.

In the event that any of the nominees for director listed below should become unavailable for election for any currently unforeseen reason, the persons named in the accompanying proxy have the right to use their discretion to vote for such other persons as may be determined by the holders of such proxies. To the best of our knowledge, all nominees are and will be available to serve.

The following table sets forth the name and age of each nominee for director, the calendar year each was first elected as a director and the position or positions each currently holds with CalAmp:

Name	Age	Capacities in Which Served	Director Since

A.J. “Bert” Moyer	75	Chairman of the Board	2004

Scott Arnold	55	Director	2019

Michael Burdiek	60	Director, President and Chief Executive Officer	2011

Jason Cohenour	57	Director	2019

Jeffery Gardner	59	Director	2015

Amal Johnson	66	Director	2013

Roxanne Oulman	47	Director	2018

Jorge Titinger	58	Director	2015

Larry Wolfe	68	Director	2008

The principal occupation and certain other information about the nominees is set forth below and on the following pages.

A.J. “Bert” Moyer, has served as a member of our Board since 2004, is currently a business consultant and private investor. He previously served as Executive Vice President and Chief Financial Officer of

QAD Inc., a publicly held software company that is a provider of enterprise resource planning software applications, from 1998 until 2000. Prior to joining QAD in 1998, Mr. Moyer served as Chief Financial Officer of Allergan Inc., a specialty pharmaceutical company based in Irvine, California, from 1995 to 1998. Earlier in his career Mr. Moyer served as Chief Financial Officer of each of Western Digital, National Semiconductor and Coldwell Banker. Mr. Moyer currently serves on the boards of Collectors Universe, Inc., a company engaged in authentication and grading services for high-end collectibles, and MaxLinear, Inc., a provider of semiconductor products for broadband communications. During the past five years he also served on the board of Virco Manufacturing. Mr. Moyer received a BS degree in Finance from Duquesne University and graduated from the Advanced Management Program at the University of Texas, Austin. Mr. Moyer holds a Master Professional Director Certification from the American College of Corporate Directors, a national public company director education and credentialing organization. Mr. Moyer was chosen to serve on our Board because of his many years of financial management and technology industry experience, including experience as CFO of large public and private companies, and his service on the boards of several other companies.

Scott Arnold was appointed as a director of our Board effective June 1, 2019. Since June 2017, Mr. Arnold has served as the President of Shutterfly Enterprise, a division of Shutterfly, Inc. Prior to Shutterfly, Mr. Arnold served from May 2013 to April 2016 as President and CEO at AppSense, a leading provider of user environment management solutions enabling a productive, secure workspace. Prior to joining AppSense, from July 2007 to August 2012, Mr. Arnold held the roles of COO and then President and CEO of MarketTools, Inc., a Software as a Service (“SaaS”) market research company. From November 2003 to November 2005, he was COO and Interim CEO of Borland Software, a software company that facilitates software development projects. Prior to his operating roles, Mr. Arnold was a partner at McKinsey & Company where he served clients across the technology and telecom industries and helped build the Firm’s practice in Silicon Valley. Mr. Arnold currently serves on Duke University’s Pratt School of Engineering Board of Visitors, and holds a BS degree in Electrical Engineering from Duke and an MBA degree from the Stanford Graduate School of Business. Mr. Arnold was chosen to serve on our Board because of his extensive experience in SaaS and enterprise software across public and private companies.

Michael Burdiek currently serves as our President, CEO and director, in addition to serving on the board of directors of Five9, Inc. He joined CalAmp as Executive Vice President in 2006, was appointed President of the Company’s Wireless DataCom segment in 2007, and was named Chief Operating Officer in 2008. In 2010, his responsibilities were expanded further, and he was given the additional title of President. He was promoted to CEO and director in 2011. Prior to joining CalAmp, Mr. Burdiek was the President and CEO of Telenetics Corporation, a manufacturer of data communications products. From 1987 to 2003, Mr. Burdiek held a variety of technical and executive management roles with Comarco, Inc., a provider of test solutions to the wireless industry. Mr. Burdiek began his career as a design engineer with Hughes Aircraft Company. He holds MBA and MSEE degrees from California State University–Fullerton, and a BS degree in Electrical Engineering from Kansas State University. Mr. Burdiek was chosen to serve on our Board because of his general management experience in the wireless industry and his many years of service with CalAmp in positions of increasing executive management responsibility.

Jason Cohenour was appointed as a director of our Board effective June 1, 2019. Mr. Cohenour served as the President, CEO and director of Sierra Wireless, Inc. from 2005 until June 2018, and held other senior management positions with Sierra Wireless, including COO, from 1996 until 2005. Mr. Cohenour also served as a director of Ikanos Communications, Inc. from 2014 until August 2015, when that company was acquired by Qualcomm, and Epic Data International, Inc. from 2004 to 2010. Mr. Cohenour has a BS degree in Business Administration from the University of Rhode Island. Mr. Cohenour was chosen to serve on our Board because of his many years of experience in technology, with a concentration in the mobile wireless communications and Internet of Things (“IoT”) markets, including leading numerous equity financing and M&A transactions.

Jeffery Gardner has served as a member of our Board since 2015. Since 2015 he has served as the President and CEO of Brinks Home Security. Mr. Gardner also serves as a director of Ascent Capital Group, Inc., the publicly held parent company of Brinks Home Security, and Qorvo, Inc., the holding company under which RF Micro Devices, Inc. and TriQuint Semiconductor, Inc. were combined in 2014. Prior to that, Mr. Gardner served on the board of RF Micro Devices since 2004. In addition, from 2005 until 2015, Mr. Gardner was a director of Windstream Corporation (“Windstream”), a leading provider of advanced network communications and technology solutions, including cloud computing and managed services. Mr. Gardner also served as the President and CEO of Windstream from 2005 until 2014. Before joining Windstream, Mr. Gardner served as Executive Vice President and CFO of Alltel Corp. Earlier, Mr. Gardner held a variety of senior management positions at 360 Communications, which merged with Alltel in 1998. Mr. Gardner received a BA degree in Finance from Purdue University and an MBA degree from The College of William and Mary. He is currently an NACD Board Leadership Fellow and NACD Governance Fellow, and he previously served on several national associations including the Business Roundtable and the United States Telecom Association. Mr. Gardner was chosen to serve on our Board because of his many years of technology industry experience, including serving in CEO and CFO roles with public companies in the wireless telecommunications industry, as well as his service on the boards of other technology and subscription-based companies.

Amal Johnson has served as a member of our Board since 2013. From March 2012 to December 2017, Ms. Johnson was a member of the Board of Directors of Author-it Software Corporation, a privately held SaaS company that provides a platform for creating, maintaining and distributing single-sourced technical content, and Executive Chairman from March 2012 to October 2016. Prior to joining Author-it Software, Ms. Johnson led MarketTools, Inc., another SaaS company, as Chief Executive Officer from 2005 to 2008, and then as Chairman of the Board until the company was acquired in January 2012. Prior to MarketTools, Ms. Johnson was a general partner at Lightspeed Venture Partners, focusing on enterprise software and infrastructure, from 1999 to 2004. Previously, Ms. Johnson was President of Baan Supply Chain Solutions, President of Baan Affiliates, and President of Baan Americas, from 1994 to 1999. Prior to that, Ms. Johnson served as President of ASK Manufacturing Systems from 1993 to 1994 and held executive positions at IBM from 1977 to 1993. Ms. Johnson holds a BA degree in Mathematics from Montclair State University and studied Computer Science at Stevens Institute of Technology graduate school of engineering. Ms. Johnson also serves as a director of Intuitive Surgical, Inc., Mellanox Technologies, Ltd. and Essex Property Trust, Inc. Ms. Johnson was chosen to serve on our Board because of her executive management and board leadership experience with software services companies, as well as her current service on the board of three other public companies.

Roxanne Oulman has served as a member of our Board since August 1, 2018. She currently serves as the CFO of Medallia, Inc., a privately held SaaS company that she joined in November 2018. Previously, she served as CFO of CallidusCloud, a publicly held SaaS company, from November 2016 until September 2018. From May 2013 to November 2016, Ms. Oulman held leadership positions at CallidusCloud, which was acquired by SAP in April 2018. From 2011 to 2013, Ms. Oulman served as an Interim Chief Financial Officer at Thoratec Corporation, a biomedical device company, and from 2004 to 2011 she held several other financial leadership positions at Thoratec Corporation. From 1999 to 2004, Ms. Oulman was a General Manager and Western Regional Controller at Zomax, Inc., a logistics and supply chain company. Ms. Oulman has a BS degree in Accounting from Minnesota State University, Mankato and an MBA degree from University of the Pacific—Eberhardt School of Business. Ms. Oulman was chosen to serve on our Board because of her background as a proven public SaaS company CFO with experience in leading profitable, innovative companies.

Jorge Titinger has served as a member of our Board since 2015. He is the Principal of Titinger Consulting, a private consulting and advisory services firm that he founded in 2016. Mr. Titinger served as President, Chief Executive Officer and a member of the board of Silicon Graphics International (SGI) from February 2012 until November 2016, when SGI was acquired by Hewlett Packard Enterprise. Previous to SGI, from June 2008 to July 2011, Mr. Titinger held several executive positions at Verigy Ltd., a company in the semiconductor automated test equipment industry, culminating as President, Chief Executive Officer and member of the board. Prior to Verigy, Mr. Titinger was Senior Vice President and General Manager of Product Business Groups at Form Factor, Inc., a company in the probe card technology business, from November 2007 to June 2008. Mr. Titinger previously held executive and general management positions at KLA-Tencor Corporation and Applied Materials, Inc., both companies in the semiconductor equipment industry, MIPS Computer Systems, Inc., a company in the graphics computing industry, and Hewlett-Packard Company. He currently serves as a director of Cohu, Inc., a publicly held company in the semiconductor and PCB test equipment market, and Hercules Capital, Inc., a specialty finance company. He previously served as a director of Xcerra, Inc. until that company was acquired by Cohu in October 2018. Mr. Titinger holds BS and MS degrees in Electrical Engineering and an MS degree in Engineering Management, all from Stanford University. Mr. Titinger was chosen to serve on our Board because of his board and executive level experience with publicly held technology companies.

Larry Wolfe has served as a member of our Board since 2008. From 2006 to 2010, Mr. Wolfe was the President and CEO of Taxcient, Inc., a privately held provider of sales and use tax compliance software and services that merged with Avalara, Inc. in 2010. In conjunction with this merger, Mr. Wolfe joined Avalara’s board and served as a director of that company until April 2014. Mr. Wolfe also served as a director of QAD Inc. from 2002 to 2006. From 1987 until 2001, Mr. Wolfe was employed by Intuit Inc. and certain predecessor companies, most recently as senior vice president responsible for the tax division. In addition to his role as senior vice president, Mr. Wolfe was vice president and general manager of Intuit’s Personal Tax Group. Mr. Wolfe is also a former board member of the San Diego Software Industry Council. Earlier in his career, Mr. Wolfe was a managing partner at two certified public accounting firms, Wolfe & Co. and Strand Wolfe & Lutton. He began his career at the accounting firm Deloitte Haskins & Sells, where he earned his CPA license. Mr. Wolfe received a BS degree in Business Administration from the University of Southern California. Mr. Wolfe was chosen to serve on our Board because of his experience as a successful entrepreneur and executive in the financial software industry, his several years of service on the board of another public company, and his public accounting background.

Vote Required and Recommendation of the Board

Each nominee who receives a majority of the votes cast, either in person or by proxy, will be elected as a director.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR”

THE ELECTION OF EACH OF THE NINE DIRECTOR NOMINEES LISTED ABOVE.

PROPOSAL TWO

APPROVAL ON A NON-BINDING, ADVISORY BASIS OF THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

We are seeking an advisory vote from our stockholders to approve the compensation paid to our Named Executive Officers (“NEOs”), as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.

In deciding how to vote on this proposal, you are encouraged to consider our executive compensation philosophy and objectives, and the design principles and elements of our executive compensation program as described in the “Compensation Discussion and Analysis” section beginning on page 22. As described more fully in the “Compensation Discussion and Analysis” section, our executive compensation program is designed and reviewed at least annually to achieve the following goals:

•	attract, develop, reward and retain highly qualified and talented individuals;

•	motivate executives to improve the overall performance of our Company as a whole, and reward executives when specified measurable results have been achieved;

•	encourage accountability by determining salaries and incentive award opportunities based on each executive’s individual contribution and performance;

•

tie target bonus amounts to financial metrics that we believe drive the performance of our Common Stock over the long term to further reinforce the linkage between the interests of our stockholders and our executives;

•	help ensure compensation levels are both externally competitive and internally equitable; and

•

help align interests of our executive officers with interests of our stockholders by tying a portion of the officers’ equity-based incentive compensation to increases in stock price, as evidenced in fiscal 2019 by the award of performance-based stock options that can be exercised only after hitting and sustaining for a period of 30 consecutive trading days a target price that is 30% higher than the grant date stock price.

We urge stockholders to read the “Compensation Discussion and Analysis” section which describes how our executive compensation program is designed to achieve these goals and key fiscal 2019 compensation decisions. Highlights of our executive compensation program include the following:

•

Base Salary. We target base salaries for NEOs at the median of composite market data in order to help attract and retain highly qualified executive talent and to compensate executives for sustained individual performance. The aggregate base salaries of our three NEOs in fiscal 2019 were at the 46th percentile of market compensation as represented by the Company’s Peer Group (defined below).

•

Annual Bonus. Our NEOs are eligible to earn annual incentive pay under our bonus plan based on our financial results compared to pre-established performance goals for consolidated revenues and consolidated earnings before interest, taxes, depreciation, amortization, stock compensation and certain other adjustments including acquisition-related expenses and provisions for litigation awards (“Adjusted EBITDA”). Our bonus plan is designed primarily to motivate our NEOs to achieve specified performance goals that are important to the continued growth and success of CalAmp and to align the interests of management with the interests of stockholders. We target bonus opportunities at a level such that when added to base salary each NEO’s target total cash compensation is near the median of the Peer Group. As a result of our performance substantially not meeting fiscal 2019 bonus performance targets, the NEOs’ aggregate actual total cash compensation for fiscal 2019 was below the 25th percentile of actual total cash compensation of the Peer Group.

•	Long-Term Incentives. Our NEOs are also eligible to receive equity-based incentive pay in the form of a combination of stock options, restricted stock awards and performance-based stock awards. Stock options and restricted stock are granted annually and vest over a four-year period. In addition, performance-based stock options with a four-year vesting period were granted in fiscal years 2017, 2018 and 2019. The overlapping periods of these equity-based incentives are designed to discourage short-term risk-taking, reinforce the linkage between the interests of stockholders and our executives and motivate executives to improve the Company’s multi-year financial performance. We target equity-based incentive opportunities at a level such that when added to target total cash compensation, the executive’s target “Total Direct Compensation” (i.e. base salary, cash bonus plus equity compensation) is near the median of the Peer Group. Garo Sarkissian, who retired from his position as the Company’s Senior Vice President of Corporate Development at the end of fiscal 2019, did not receive any new grants of equity awards during such year. The grant date fair value of the aggregate equity awards granted in fiscal 2019 to our other two NEOs was at the 57th percentile of the comparable NEO positions of the Peer Group.

You have the opportunity to vote “FOR,” “AGAINST” or to “ABSTAIN” from voting on the following non-binding resolution relating to executive compensation:

“RESOLVED, that the stockholders of CalAmp Corp. approve, on an advisory basis, the fiscal 2019 compensation paid to the Company’s NEOs as disclosed in the Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion of the Proxy Statement.”

Vote Required and Recommendation of the Board

To be approved, on a non-binding and advisory basis, the compensation paid to our NEOs, as disclosed in this Proxy Statement pursuant to Section 14A of the Exchange Act, must receive the affirmative vote of a majority of the outstanding shares of our Common Stock that are present by remote communication or by proxy and entitled to vote on the proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this proposal has been approved. Broker non-votes will not be counted for any purpose in determining whether this proposal has been approved.

Although this advisory vote is non-binding, our Compensation Committee values the opinions of our stockholders on executive compensation matters and will take the results of this advisory vote into consideration when making future decisions regarding CalAmp’s executive compensation program. Our Board has adopted a policy providing for annual “Say-on-Pay” advisory votes. Unless the Board modifies its policy on the frequency of holding “Say-on-Pay” advisory votes, the next “Say-on-Pay” advisory vote will occur in 2020.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K.

PROPOSAL THREE

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, we are seeking ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for our fiscal year ending February 29, 2020. Deloitte served as our independent registered public accounting firm for our fiscal year ending February 28, 2019 and 2018. A representative of Deloitte is expected to be present at the Annual Meeting by remote communication to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

Our Audit Committee of our Board has appointed Deloitte as our independent registered public accounting firm to audit our consolidated financial statements and the effectiveness of our internal controls over financial reporting for the fiscal year ending February 29, 2020. In the event the stockholders fail to ratify the appointment of Deloitte as our independent registered public accounting firm, our Audit Committee will reconsider its selection. Even if the selection is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time if our Audit Committee believes that such a change would be in the best interests of CalAmp and our stockholders. Stockholder ratification of the selection of Deloitte is not required by our bylaws or otherwise. Our Board of Directors is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice.

Change in Principal Accountant

BDO USA, LLP (“BDO”) served as our independent registered public accounting firm for fiscal years 2016 through the first quarter of fiscal 2018. Fees for services rendered by BDO and paid in fiscal 2018 were $204,000. On August 11, 2017, the Board approved the dismissal of BDO as its independent registered public accounting firm. The Board determined that this change was warranted as a result of our continued growth since first engaging BDO on August 28, 2015.

The audit reports of BDO on our consolidated financial statements as of and for the fiscal years ended February 29, 2016 and February 28, 2017, and the effectiveness of internal control over financial reporting as of February 29, 2016 and February 28, 2017, did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended February 29, 2016 and February 28, 2017, and the subsequent interim period through August 11, 2017, there were no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K) with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for such years, other than the following. In connection with the interim review for the quarter ended November 30, 2016, BDO reported a disagreement with management regarding the recognition of revenue in connection with certain sales made to international licensees. The Company satisfactorily resolved the matter by recording the adjustment, which reduced revenue in the stated period.

The Board discussed this matter with BDO. The Company authorized BDO to respond fully to the inquiries of the successor independent registered public accounting firm regarding this matter. In addition, during the two most recent fiscal years, there were no reportable events described under Item 304(a)(1)(v) of Regulation S-K.

On August 11, 2017, the Board appointed Deloitte as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the year ended February 28, 2018 and the effectiveness of internal control over financial reporting as of February 28, 2018.

During the Company’s two most recent fiscal years, neither the Company, nor anyone on its behalf, consulted Deloitte regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or the effectiveness of internal control over financial reporting, where either a written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Representatives of BDO are not expected to attend the Annual Meeting.

Vote Required and Recommendation of the Board of Directors

Ratification of the appointment of Deloitte requires the affirmative vote of a majority of the outstanding shares of our Common Stock that are present by remote communication or by proxy and entitled to vote on the proposal.

THE BOARD OF DIRECTORS HAS APPROVED THE SELECTION OF DELOITTE TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2020 AND RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THIS PROPOSAL.

AUDIT MATTERS

Fees

Fees for the fiscal 2019 and 2018 audits conducted by Deloitte are summarized below:

	Fiscal 2019 Fees	Fiscal 2018 Fees
Audit fees (1)	$1,262,400	$1,004,500

Audit-related fees	$0	$0

Tax fees (2)	$417,400	$341,000

All other fees	$0	$0

(1)	Audit fees were principally for audit work performed on the consolidated financial statements and internal control over financial reporting, as well as quarterly reviews and statutory audits.

(2)	Tax fees were principally for services related to tax compliance and tax planning services.

Our Audit Committee pre-approved all of the foregoing services and fees in accordance with our Audit Committee’s pre-approval policy described below.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

Under its charter, our Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our Audit Committee may delegate pre-approval authority to one or more of its members, and the member or members to whom such authority is delegated must report any pre-approval decision to the Audit Committee at its next scheduled meeting. Our Audit

Committee cannot delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management. Our Audit Committee’s pre-approval policy includes a list of prohibited non-audit services, such as financial information systems design and implementation that the independent registered public accounting firm cannot perform for us under any circumstances.

Determination of Independence

Our Audit Committee has determined that the nature of all services provided by Deloitte are compatible with their maintenance of auditor independence.

REPORT OF THE AUDIT COMMITTEE

The following Audit Committee Report (“Report”) does not constitute “soliciting material” and shall not be deemed “filed” or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

The members of our Audit Committee have been appointed by our Board of Directors (the “Board”). Our Audit Committee operates under a written charter that was adopted by our Board in 2001. The Audit Committee charter is reviewed annually and was last amended in April 2019. A copy of the charter is available in the Governance tab on our website at www.calamp.com.

Duties of our Audit Committee during the period covered by this Report included the following:

•	overseeing our internal accounting and operational controls, as well as our financial and regulatory reporting;

•	overseeing the work and performance of our internal audit function;

•	selecting our independent registered public accounting firm and assessing their performance on an ongoing basis;

•

reviewing our interim and year-end financial statements and audit findings with management and our independent registered public accounting firm, and taking any action considered appropriate by the Audit Committee and our Board;

•

reviewing our general policies and procedures regarding audits, accounting and financial controls, the scope and results of the auditing engagement, and the extent to which we have implemented changes suggested by our independent registered public accounting firm;

•

reviewing the results of each audit by our independent registered public accounting firm and discussing with them any factors, including, without limitation, the provision of any non-audit services, that may affect their independence;

•	performing other oversight functions as requested by our full Board; and

•	reporting activities performed to our full Board.

Management is responsible for preparing our financial statements and for maintaining effective internal controls over financial reporting. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, our Audit Committee reviewed our audited financial statements for the fiscal year ended February 28, 2019 and discussed these financial statements with both our management and Deloitte, our independent registered public accounting firm, including discussing with Deloitte those matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB. Our Audit Committee also received and reviewed the written disclosures and the letter from Deloitte required by the rules of the PCAOB, and our Audit Committee has discussed with Deloitte its independence from CalAmp and its management.

Based on the review and discussions as described above, and in reliance thereon, our Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2019.

During fiscal 2019, management, assisted by our internal auditors, evaluated our system of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act and related regulations. Our Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management and the internal auditor during the process. In connection with this oversight, our Audit Committee received periodic updates from management and the internal auditor at its meetings. Once the documentation, testing and evaluation were completed, our Audit Committee reviewed and discussed with management and the internal auditor the assessment and report on the effectiveness of our internal control over financial reporting as of February 28, 2019.

Also during fiscal 2019, our Audit Committee met with Deloitte, with and without management present, to discuss the results of its quarterly reviews and annual audit and its observations and recommendations regarding our internal control over financial reporting. Our Audit Committee also reviewed and discussed with Deloitte its review and report on our internal control over financial reporting. We filed this report with the U.S. Securities and Exchange Commission in our Annual Report on Form 10-K for the fiscal year ended February 28, 2019.

AUDIT COMMITTEE

Larry Wolfe, Chairman

Jeffery Gardner

A.J. “Bert” Moyer

Roxanne Oulman

OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our Common Stock as of May 31, 2019 by (i) each person or entity known by us to own beneficially more than 5% of our Common Stock, (ii) each director and nominee for director, (iii) each individual appearing in the Summary Compensation Table appearing elsewhere in this Proxy Statement, and (iv) all directors and NEOs as a group. We know of no agreements among our stockholders that relate to voting or investment power over our Common Stock.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)		Ownership Percent (3)

BlackRock, Inc. and Subsidiaries	5,397,128	(4)	16.1%

The Vanguard Group	2,216,395	(5)	6.6%

A.J. “Bert” Moyer, Chairman of the Board	92,481		*

Kimberly Alexy, Director	47,729		*

Scott Arnold, Director	0		*

Michael Burdiek, President, Chief Executive Officer and Director	931,965		2.7%

Jason Cohenour, Director	0		*

Jeffery Gardner, Director	26,271		*

Amal Johnson, Director	37,728		*

Roxanne Oulman, Director	0		*

Jorge Titinger, Director	6,364		*

Larry Wolfe, Director	121,275		*

Garo Sarkissian, Former SVP Corporate Development	327,281		1.0%

Kurtis Binder, Executive Vice President and CFO	73,087		*

All directors and NEOs as a group (12 persons)	1,664,181		4.9%

*	Less than 1.0% ownership

(1)	The address of each NEO and director is CalAmp Corp., c/o Corporate Secretary, 15635 Alton Parkway, Suite 250, Irvine, California, 92618.

(2)	Amounts include shares purchasable upon exercise of stock options that were exercisable as of May 31, 2019 or within 60 days thereafter, in the following amounts:

Michael Burdiek	404,510
Kurtis Binder	22,250
Garo Sarkissian	130,060
All NEOs and directors as a group	556,820

(3)

For the purposes of determining the percentage of outstanding Common Stock held by the individual NEOs and directors set forth in the table and by all NEOs and directors as a group, the number of shares is divided by the sum of the number of outstanding shares of our Common Stock on May 31, 2019 (33,605,780 shares) and the number of shares of Common Stock subject to options currently exercisable or exercisable within 60 days of May 31, 2019 by such persons or by the NEO and director group as a whole.

(4)

Shares owned are as of December 31, 2018 according to a Schedule 13G/A filed with the SEC on January 24, 2019 by BlackRock, Inc. and certain related entities (collectively, “BlackRock”). The Schedule 13G indicates that BlackRock has sole dispositive power as to all 5,397,128 shares and sole voting power as to 5,271,737 shares. BlackRock’s address is 55 East 52nd Street, New York, New York 10055.

(5)

Shares owned are as of December 31, 2018 according to a Schedule 13G/A filed with the SEC on February 11, 2019 by The Vanguard Group, Inc. and certain related entities (collectively, “Vanguard”). The Schedule 13G/A indicates that Vanguard has sole dispositive power as to 2,146,654 shares, shared dispositive power as to 69,741 shares, sole voting power as to 70,793 shares and shared voting power as to 2,824 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

As of the end of fiscal 2019, we maintained one equity compensation plan, the Amended and Restated 2004 Incentive Stock Plan (the “2004 Stock Plan”) and an employee stock purchase plan, the 2018 Employee Stock Purchase Plan (the “ESPP”), each of which was approved by our stockholders. Under the 2004 Stock Plan, various types of equity awards can be made, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock awards, phantom stock and bonus stock.

The following table sets forth information regarding securities authorized for issuance under the 2004 Stock Plan as of February 28, 2019:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the second column)
Equity compensation plans approved by stockholders	2,350,787	(1)	$13.44	(2)	3,455,785	(3)

(1)	Consists of 1,053,600 outstanding stock options and 1,297,187 outstanding restricted stock units. This table excludes 208,137 shares of restricted stock issued and outstanding at February 28, 2019.
(2)	Represents the weighted-average exercise price of outstanding stock options.
(3)

Consists of 1,705,785 shares available for issuance under the 2004 Stock Plan and 1,750,000 shares reserved for issuance under the ESPP. The maximum number of shares subject to purchase under our ESPP offerings outstanding on February 28, 2019 is 65,448.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information regarding the fiscal 2019 compensation program for our principal executive officer, principal financial officer, and principal business development officer. For fiscal 2019, these individuals were:

•	Michael Burdiek, our Chief Executive Officer (“CEO”);

•	Kurtis Binder, our Chief Financial Officer (“CFO”); and

•	Garo Sarkissian, our former Senior Vice President of Corporate Development who retired from the Company at the end of fiscal 2019.

We refer to these executive officers collectively in this Proxy Statement as the “NEOs” (Named Executive Officers).

This Compensation Discussion and Analysis describes the material elements of our compensation program for the NEOs during fiscal 2019 as administered by the Compensation Committee of our Board (the “Compensation Committee”). It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices, with respect to our NEOs. Finally, it explains how and why the Compensation Committee arrived at the specific compensation decisions for our NEOs in fiscal 2019, and discusses the key factors that the Compensation Committee considered in determining our NEOs’ compensation.

Fiscal 2019 Business Overview

Our 2019 fiscal year was a transformational year as we executed on a number of strategic business initiatives, including a debt-financing transaction coupled with three recent acquisitions. Through this period of ongoing change, we experienced some operational setbacks, but despite these challenges, we remained intensely focused on expanding our technology leadership and leveraging our software and solutions portfolio for predictable and sustained growth in new and existing global markets.

Throughout the past year, we made significant progress on our Software-as-a-Service (SaaS) transformational journey with record Software and Subscription Services revenue, reflecting organic growth of 20% year-over-year. In the fourth quarter, SaaS revenue reached 23% of consolidated revenue, driven by recurring revenue growth from fleet management, transportation and logistics, industrial machines, and consumer telematics end markets. More than ever, we believe CalAmp is well positioned with the scale, financial strength, and technology leadership to become a leading telematics solutions provider on the global stage.

Our strategic objective to grow subscription service revenues goes beyond our end-to-end SaaS applications, as we continue to be focused on opportunities to generate recurring revenue from our telematics device customer base. Although we experienced lower demand for certain Telematics Systems products in fiscal 2019, we are beginning to see encouraging signs of stabilizing market demand and emerging catalysts that allow us to take steps to transition certain CalAmp products to a more predictable recurring revenue model.

In summary, our strategic growth initiatives, coupled with our recent acquisitions, have put us on course to grow our consolidated revenue and achieve our new long-term annual Software and Subscription Services revenue targets of $200 million and 40% or more of consolidated revenue. Progress towards these milestones will create a growing base of predictable recurring revenue and enable us to reach our target operating model of 50% gross margin and 20% EBITDA margin. We believe these financial achievements, coupled with a proven ability to execute on our long-term growth strategy, create a compelling backdrop for increased shareholder value into fiscal 2020 and beyond.

Significant Executive Compensation Actions

Our Compensation Committee, which consists entirely of independent directors, sets the compensation of our NEOs, subject to ratification by the full Board. For fiscal 2019, the Compensation Committee took the following actions with respect to the compensation of our NEOs:

•

Reviewed and updated the prior year’s peer group of comparable public companies in cooperation with our independent consultant and giving consideration to our ongoing transformation to a global SaaS enterprise;

•	Discussed the considerations and concurred with the CEO’s recommendation to keep the base salaries of the NEOs unchanged from the prior year;

•	Approved cash incentive awards at 9.4% of target based on our fiscal 2019 financial performance; and

•

Approved equity-based incentive compensation, in the form of a combination of restricted stock awards, stock options and performance-based equity awards, to further align the interests of the NEOs and stockholders, support ongoing retention in a highly competitive market for talent and continue to align realizable pay and performance.

Looking ahead to fiscal 2020 and in connection with our ongoing transformation to a SaaS solutions provider, the Compensation Committee added an additional cash incentive award target on consolidated Software and Subscription Services revenue for our CEO. This cash incentive award target will be evaluated based on our fiscal 2020 financial performance.

Executive Compensation and Pay-for-Performance Outcomes

Our executive compensation program is highly sensitive to company performance and aligns the actual or “realizable” pay of our executives with actual financial performance. As presented in the chart below, our CEO’s realizable pay for fiscal 2019 represented 38 percent of target total direct compensation. This reflects our continued focus on aligning pay-for-performance as described in more detail as follows:

•	The payout under our cash bonus plan for fiscal 2019 was 9.4% of target;

•	The value of the restricted stock granted to our CEO in fiscal 2019 has declined from the date of grant;

•	The time-based stock options granted to our CEO in fiscal 2019 are currently underwater; and

•	The performance-based stock options granted to our CEO in fiscal 2019 are currently underwater and the performance condition has not been attained as of fiscal year end 2019.

CEO Target vs. Realizable Pay - 2019

Target Pay = base salary + target bonus + fair value at grant of LTI awards during fiscal 2019

Realizable Pay = base salary + actual bonus paid + value of 2019 LTI awards at fiscal year-end 2019 stock price of $13.90

The Compensation Committee believes that reviewing realizable pay over multiple periods is useful in understanding the relationship between the target compensation that was approved for the CEO and the compensation that was actually earned, or may still be earned, based on company performance. The cumulative value of our CEOs realizable pay is 48% of cumulative target pay. Detail by year is provided below (all equity awards are valued at the 2019 fiscal year end price of $13.90).

CEO Target vs. Realizable Pay - 2017 to 2019

Compensation Philosophy and Programs

Our executive compensation programs are designed to attract, motivate and retain executives who will contribute significantly to the long-term success of CalAmp and the enhancement of stockholder value. Consistent with this philosophy, the following goals provide a framework for the Compensation Committee’s administration of the executive compensation program:

◾

Targeted executive compensation levels should generally be proximate to the median compensation level of comparable companies (as discussed in further detail below) to allow us to attract and retain talented management;

◾

Annual variable compensation should reward the executives for achieving specific results on performance metrics or specific objectives that are intended to increase stockholder value over time including but not limited to our transformation to a global SaaS enterprise;

◾	Total compensation opportunity for each executive should be related to overall Company performance as well as individual performance;
◾	The compensation program should align the interests of the Company’s executives with those of its stockholders; and
◾	Supplemental benefits that reward executives without regard to performance should be minimal.

Elements of Compensation

In order to achieve the above goals, the total compensation package of the NEOs includes salary, bonuses and equity-based incentive awards. Salary is set at a competitive level to attract and retain qualified candidates. Bonuses are tied specifically to performance of the Company or a specific business unit and/or individual contributions. Equity-based incentive awards are granted in amounts that the Compensation Committee believes are necessary to provide incentives for future performance, taking into account competitive long-term incentive practices of peer companies, responsibilities and duties of each officer, and individual performance.

The Compensation Committee’s longstanding practice has been to grant restricted stock and stock options to NEOs that vest ratably over a four-year period, consistent with the vesting period for equity awards made to other key employees. In addition, since fiscal year 2015, the Compensation Committee has granted equity awards to our NEOs that are 100% at-risk based on the attainment of specific performance requirements. The Compensation Committee and the Board believe that the use of a combination of restricted stock, stock options and performance-based equity awards help to drive long-term performance, align the interests of the NEOs with those of our stockholders, and provide a retention factor through long-term vesting. We also provide our NEOs with employee benefits that are generally available to all regular full-time employees of CalAmp. We do not provide our NEOs with any material perquisites or supplemental benefits.

Compensation-Setting Process

Role of the Compensation Committee

The members of the Compensation Committee have been appointed by the Board. The Compensation Committee currently consists of four directors, all of whom are “independent directors” as defined in the listing standards of the Nasdaq Marketplace Rules. The current members of the Compensation Committee are Amal Johnson, who serves as Chair, Jeffery Gardner, Jorge Titinger and Larry Wolfe. The Compensation Committee operates under a written charter that was originally adopted by the Board in 2002 and which has subsequently been amended from time to time, most recently in 2019. The charter of the Compensation Committee is posted on our website at www.calamp.com.

The Compensation Committee’s responsibilities include monitoring the performance and compensation of the NEOs, reviewing executive compensation plans, including bonuses, and administering equity plans. While the Board is responsible for the final approval of NEO compensation, it relies heavily on the advice and recommendations of the Compensation Committee.

Role of Management

The Compensation Committee periodically meets with the CEO and CFO to obtain information with respect to compensation programs. The CEO makes recommendations to the Compensation Committee on the base salaries, incentive targets and measures, and equity compensation for the NEOs and other senior management. The Compensation Committee considers, but is not bound by, and does not always accept, the CEO’s recommendations with respect to NEO compensation. Each year the Compensation Committee also seeks input from its independent compensation consultant prior to making any final determinations. The CEO and CFO attend most of the Compensation Committee’s meetings, but the Compensation Committee also regularly holds executive sessions not attended by any members of management. The Compensation Committee discusses the CEO’s compensation package with him, but the Committee’s charter specifies that the CEO may not be present during the Compensation Committee’s deliberations or voting on the CEO’s compensation. The Compensation Committee has not delegated any of its authority with respect to compensation of NEOs to any member of management.

Role of the Compensation Consultant

The Compensation Committee has the authority in its sole discretion to engage its own compensation consultants and other independent advisors to assist in creating and administering the executive compensation policies. Each year the Compensation Committee retains the services of an independent compensation consulting firm to conduct various compensation-related studies and analyses. The independent consulting firm does not provide any other services to the Company and has received no compensation other than with respect to services provided to the Compensation Committee. In January 2018, the compensation consultant Pay Governance was engaged to assist the Compensation Committee in the determination of NEO compensation for fiscal 2019. The process of determining fiscal 2019 NEO compensation is described below. Pursuant to the factors set forth in Item 407 of Regulation S-K, the Compensation Committee has reviewed the independence of Pay Governance and conducted a conflicts of interest assessment, and has concluded that Pay Governance is independent and that its work for the Compensation Committee has not raised any conflicts of interest.

Determination of Executive Officer Compensation for Fiscal 2019

Comparative Analysis

The Compensation Committee engaged Pay Governance to assist the Committee in the evaluation of appropriate cash and equity compensation for the NEOs in fiscal 2019. Pay Governance, in consultation with management, prepared a competitive compensation analysis that compared the cash and equity-based compensation of the NEOs with market compensation data. Market data for the CEO and CFO consists of compensation data of a public company peer group (the “Peer Group”) as reported in proxy statements and other public filings. This Peer Group was selected using the criteria provided below with an emphasis on technology companies operating on subscription-based revenue models. Market data for the Senior VP of Corporate Development was established using Peer Group compensation data for the next highest paid named executive officer after the CFO because of the small number of comparable positions reported in the proxy statement filings of the Peer Group. The Peer Group, which is reviewed and updated each fiscal year, consists of technology companies that are similar to CalAmp in terms of industry focus and scope, revenue size and market capitalization. Our process for determining the Peer Group for fiscal 2019 is summarized below.

Pay Governance began with the list of 20 companies included in the previous year’s Peer Group and then screened the universe of public technology companies to identify other firms with similar financial, industry and size characteristics to CalAmp. Based on a review of current financial metrics, business focus and recent transactions involving peer companies, Pay Governance, with input from the Compensation Committee, then (i) removed 5 companies that had either been acquired (Broadsoft,

EnerNoc, ShoreTel and Silver Spring Networks) or whose size was no longer proximate to CalAmp’s current size (LogMeIn). Then in order to maintain a strong sample size and position CalAmp close to the median on key size metrics, the following five companies were added to the peer group for fiscal 2019: Aviat Networks, InterDigital, PROS Holdings, Synchronoss Technologies and Telenav. At the time the Peer Group for the fiscal 2019 competitive compensation analysis was established, CalAmp’s consolidated revenue and net income for the trailing 12 months as well as its market capitalization were at the 47th, 85th and 47th percent ranks of the Peer Group, respectively.

As shown below, because SaaS solutions are increasingly becoming an integral element of our business, the resulting peer group of 20 companies included a balance of software industry companies and communications equipment related/other hardware companies.

Communications/Other Technology Hardware		Software
• Aviat Networks	• Harmonic	• 8x8 Inc.	• PROS Holdings
• Calix	• InterDigital	• Bottomline Technologies	• RingCentral
• Comtech	• Iridium Communications	• Cornerstone OnDemand	• Synchronoss Technologies
• Digi Intl	• Orbcomm	• Liquidity Services	• Telenav
• Extreme Networks	• Quantum
• Faro Technologies	• Ribbon Communications

The competitive compensation analysis for fiscal 2019 was presented by Pay Governance to the Compensation Committee during a meeting on April 17, 2018. At this meeting Pay Governance also presented its assessment of the Company’s executive compensation elements relative to market practices and trends.

Base Salary

Base salaries for NEOs, including that of the CEO, are set according to the responsibilities of the position, the specific skills and experience of the individual and the competitive market for executive talent. The Compensation Committee reviews base salaries annually and makes recommendations to the Board to adjust them as appropriate to reflect changes in market conditions, individual performance and responsibilities, and the Company’s financial position. In deliberating on proposed salary adjustments and recommending changes to the Board, the Compensation Committee considers the position relative to the market of each NEO’s proposed base salary amount, and generally targets the 50th percentile of salaries at Peer Group companies. For fiscal 2019, the base salaries of the NEOs were kept unchanged from the prior year as a result of the Committee’s consideration of the competitive market base salary information. The aggregate base salaries of the NEOs in fiscal 2019 were at the 46th percentile of market compensation as represented by the Company’s proxy Peer Group. Base salary amounts earned during fiscal 2019 for the NEOs are shown in the Summary Compensation Table on page 34.

Bonus Plan

The bonus plan for NEOs reflects the Compensation Committee’s belief that a meaningful component of executive compensation should be contingent on the financial performance of the Company. The aggregate value of target total cash compensation (base salary and target bonus) for our NEOs is generally set at approximately the 50th percentile of the total cash compensation opportunity for Peer Group companies, with the intent that superior performance under the incentive compensation plan would enable each NEO to elevate total cash compensation to a level that is above the 50th percentile. Similarly, if performance results are below expectations, the structure of the bonus plan would result in the NEOs receiving total cash compensation below the 50th percentile. As a result of the Company’s performance substantially not meeting fiscal 2019 performance targets for consolidated revenue and consolidated Adjusted EBITDA, the NEOs’ aggregate actual total cash compensation for fiscal 2019 was below the 25th percentile of market compensation as represented by the Peer Group.

At the Compensation Committee’s April 17, 2018 meeting, the CEO presented the proposed parameters of the NEO bonus plan for fiscal 2019, including weighting factors, target incentive amounts as a percentage of base salary and quantitative goals. The quantitative goals proposed for the fiscal 2019 bonus plan were the consolidated revenue and consolidated Adjusted EBITDA amounts as set forth in the fiscal 2019 Annual Operating Plan (“AOP”). These measures are believed to best reflect the short-term performance of the Company, as they are directly influenced by management’s actions. In executive session, with no members of management present, the Compensation Committee deliberated on the proposed NEO bonus plan for fiscal 2019, after which it was approved. The fiscal 2019 bonus plan was ratified by the Board at a meeting that was held on April 18, 2018. The fiscal 2019 bonus plan consisted of the following payout percentages at the Threshold, Target and Maximum performance levels:

	Incentive Amounts as a % of Base Salary

	Threshold	Target	Maximum
President & CEO	0%	100%	200%
Executive VP & CFO	0%	70%	140%
SVP Corporate Development	0%	55%	110%

The Compensation Committee believes that the fiscal 2019 bonus plan structure rewards the NEOs for overachievement of the Company’s quantitative goals and provides limited downside protection in the event of performance that is close to, but below, the Target level. For fiscal 2019, the quantitative goals at the Target level were set equal to consolidated revenue and consolidated Adjusted EBITDA as shown in the fiscal 2019 AOP, which is consistent with the methodology used for the bonus plans of previous years. Quantitative goals at the Threshold and Maximum performance levels were determined by varying the goal amounts up or down from the projected revenue and Adjusted EBITDA amounts shown in the fiscal 2019 AOP. The AOP is established by management and approved by the Board at the beginning of each fiscal year, and reflects performance levels that the Board feels are challenging but achievable with significant effort. The Maximum levels for each measure are generally set so as to represent both extremely challenging performance goals and outstanding achievement. As a frame of reference, in the 10-year period through fiscal 2019, the consolidated revenue Maximum levels in the NEOs’ bonus plans were not met or exceeded in any year, and the consolidated Adjusted EBITDA Maximum levels were exceeded only twice, in fiscal years 2012 and 2013. Payouts are prorated on a straight-line basis for achievement between the Threshold and Target levels or the Target and Maximum levels. If the Company does not achieve above the Threshold performance level for a measure, no payout is made for that measure.

The fiscal 2019 quantitative goals were as follows (in millions):

	Threshold	Target	Maximum
Consolidated Revenue	$359.5	$399.5	$439.4
Consolidated Adjusted EBITDA	$ 47.3	$ 59.1	$ 67.9

For fiscal 2019, the Compensation Committee established weighting factors of 50% each on consolidated revenue and consolidated Adjusted EBITDA for all NEOs. For fiscal 2019, actual consolidated revenue of $363.8 million and actual consolidated Adjusted EBITDA of $48.2 million were just above the respective Threshold performance levels. A full reconciliation of the most relevant financial measure of net income (loss) as prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) to the non-GAAP financial measure of Consolidated Adjusted EBITDA is provided on page 87 of our Form 10-K filed with the SEC on May 1, 2019.

Pursuant to a retirement and separation agreement between Garo Sarkissian and the Company effective February 28, 2019, he did not receive an incentive plan payout for fiscal 2019. Incentive plan payouts to the other two NEOs, which were 9.4% of target incentive amounts for these individuals, are shown in the Summary Compensation Table on page 34.

Equity Awards

The Compensation Committee believes that equity compensation plans are essential tools to align the long-term interests of our stockholders and employees, particularly members of executive management, serve to motivate the NEOs to make decisions that will, in the long run, provide the best returns to stockholders, and provide the NEOs with a strong incentive to remain with CalAmp over time. The Compensation Committee also believes that broad-based equity plans remain an essential element of a competitive compensation package, given that such plans are offered currently by most public and private technology companies that we compete against for both executive and non-executive talent.

In determining the number of equity awards to be granted to NEOs, the Compensation Committee first establishes the total fair value of equity awards for each NEO by reference to prevailing market compensation levels for comparable positions and other factors as discussed in the following paragraph. The Compensation Committee next considers the apportionment of the total equity award fair value between restricted shares, options and performance-based awards. For fiscal years 2019, 2018 and 2017, the Committee used a fair value allocation for time vested restricted stock, time vested stock options and performance-based equity awards of 50%, 25% and 25%, respectively. The performance-based equity awards vest 25% annually over four years and cannot be exercised until the Company’s stock price has closed at or above 130% of the option exercise price for at least 30 consecutive trading days. Notwithstanding the fair value allocation noted above, the Compensation Committee may alter this ratio in the future in response to evolving compensation objectives.

At a meeting of the Compensation Committee held on July 25, 2018, the CEO presented proposed equity awards for the NEOs. During this meeting, the Compensation Committee considered the information on total direct compensation (total cash and equity compensation) and long-term incentive practices contained in the fiscal 2019 competitive compensation assessment described above that compared the compensation of the Company’s NEOs with compensation data from the Peer Group companies. In evaluating the proposed executive officer equity awards for fiscal 2019, the Compensation Committee also considered factors such as the ratio of proposed equity awards for NEOs and non-executive officer employees, the prevailing stock price, estimates of stock compensation expense, longevity projections of the equity award plan pool of available units, equity award ‘burn rate’ estimates, and the Compensation Committee’s assessment of progress on important strategic initiatives such as those described on page 19 under the heading “Fiscal 2019 Business Overview.” The fiscal 2019 equity awards granted to Messrs. Burdiek and Binder in July 2018, combined with fiscal 2019 base salaries and bonus amounts at Target, resulted in aggregate target total direct compensation for these NEOs that was at the 55th percentile of market compensation as represented by the Peer Group.

Following the Compensation Committee’s review and deliberation at this meeting, the Committee approved equity awards for Messrs. Burdiek and Binder, and these awards were ratified by the full Board. These equity awards are detailed in the Grants of Plan-Based Awards for Fiscal 2019 table on page 35. Mr. Sarkissian did not receive any equity awards for fiscal 2019.

Equity Award Practices

The Compensation Committee or the Board approves all equity awards granted to NEOs and other employees in accordance with our Practices for Employee and Director Equity Awards Policy Statement. Time-based equity awards, typically consisting of stock options, restricted stock or restricted stock units, are generally granted when a key employee, including an NEO, joins the Company, and generally on an annual basis thereafter. These NEO and key employee equity awards typically vest over a four-year period. Stock options are granted at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. In addition, the Compensation Committee introduced the use of performance-based equity awards for the NEOs in fiscal 2015 and has continued to use performance-based awards each year since that time.

The Company does not schedule the granting of equity awards to coincide with any favorable or unfavorable news regarding CalAmp. For more than 10 years, it has been a practice to make annual equity award grants to NEOs and key employees on the day of the annual meeting of stockholders, at the same time that equity awards are made to non-employee directors pursuant to the provisions of the 2004 Stock Plan. The annual meeting of stockholders is typically held during the last week of July on a date established at least three months in advance. For new hires in key positions, it is our practice to grant equity awards as of the date of hire in accordance with the Practices for Employee and Director Equity Awards Policy Statement. The Compensation Committee has delegated to the CEO and CFO the authority to approve equity awards for newly hired employees, newly promoted employees, and annual equity awards for employees other than NEOs and senior management, provided that such awards do not exceed the fair value range indicated in this policy statement. Equity awards approved by the CEO or CFO pursuant to this delegation of authority are reported to the Committee at its quarterly meetings.

The size of an initial equity award to an NEO is based upon the position, responsibilities and expected contribution of the individual, with subsequent grants also taking into account the individual’s performance and potential contributions. In establishing the amount and type of equity awards to the NEOs, the Compensation Committee takes into consideration each NEO’s duties and responsibilities, individual performance and the competitive compensation analysis in which the NEO’s total direct compensation is benchmarked against market data. The Compensation Committee also takes into consideration the equity award burn rate in relation to industry benchmarks published by Institutional Shareholder Services and the financial statement impact of proposed equity awards.

Compensation Risk Assessment

The Compensation Committee monitors the risks associated with our compensation programs, policies and practices with respect to executive compensation, executive recruitment and retention. In establishing and reviewing our executive compensation program, the Compensation Committee consults with its independent compensation consultant and seeks to structure the program so as to not encourage unnecessary or excessive risk taking. Our executive compensation program utilizes a mix of base salary, bonus and equity-based incentive awards designed to align the NEOs’ compensation with our success, particularly with respect to financial performance and increasing stockholder value. The Compensation Committee sets the amount of our NEOs’ base salaries at the beginning of each fiscal year, and the NEOs’ annual bonus opportunities are tied to overall Company financial performance and other specific objectives. Furthermore, the target total direct compensation opportunities of our NEOs include a substantial portion in the form of equity-based incentive awards that help align their interests with those of our stockholders over the longer term. The Compensation Committee believes that the annual bonus opportunities and long-term equity awards provide an effective and appropriate mix of incentives to help ensure our performance is focused on long-term stockholder value creation and do not encourage short-term risk taking at the expense of long-term results, and has concluded that our executive compensation program does not encourage unnecessary or excessive risk. Our Compensation Committee has also reviewed the compensation programs for other senior managers and employees generally, and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on CalAmp.

Fiscal 2018 “Say-on-Pay” Advisory Vote on Executive Compensation

At last year’s annual meeting of stockholders, approximately 97% of the votes cast in the “Say-on-Pay” advisory vote were “FOR” approval of the Company’s Say-on-Pay proposal. The Compensation Committee evaluated the results of the fiscal 2018 advisory vote together with the other factors and data discussed in this Compensation Discussion and Analysis in determining executive compensation policies and decisions. The Compensation Committee is committed to continuing the best pay practices and pay-for-performance approach to executive compensation that has resulted in consistently high stockholder support. To that end, the Compensation Committee considered the vote results and did not make changes to the Company’s executive compensation policies and decisions as a result of the fiscal 2018 advisory vote.

Executive Officer Stock Ownership Guidelines and Equity Holding Period

The Compensation Committee has adopted minimum stock ownership guidelines for NEOs. For the CEO, the guideline stock ownership amount is 2.5 times annual base salary, and for the other NEOs the guideline stock ownership amount is 1.5 times annual base salary. The market value of the stock on the date of acquisition serves as the basis for determining compliance with the guidelines. At the end of fiscal 2019, all NEOs were in compliance with these stock ownership guidelines.

The Company does not currently have a policy that specifies a minimum holding period for stock acquired by the NEOs as a result of equity awards. The Board believes that the NEO stock ownership guidelines are competitive and support the objective of ensuring that the NEOs maintain a meaningful ownership interest in CalAmp and are aligned with our stockholders over the long term.

Retirement Benefits / Deferred Compensation

The Company does not provide retirement benefits to any of its employees, including the NEOs, other than a 401(k) plan that is open to all regular, full-time U.S. employees and a non-qualified deferred compensation plan in which the NEOs, certain other management employees and non-employee directors are eligible to participate. The 401(k) plan is a tax-qualified retirement savings plan pursuant to which all U.S. employees, including the NEOs, are permitted to contribute up to the limit prescribed by the Internal Revenue Service on a before-tax basis. We match dollar-for-dollar of the first 3% of pay contributed and one-half of the next 2% of pay contributed to the 401(k) plan each year. The nonqualified deferred compensation plan is described under “Nonqualified Deferred Compensation” on page 33.

Compensation Recovery Policy

We maintain a compensation recovery policy allowing it to require the repayment or forfeiture of any cash incentive compensation paid or granted to an NEO where the payment, grant or vesting of such compensation or award was based on the achievement of financial results that were subsequently the subject of a financial restatement and where that NEO was found to have engaged in fraud or willful misconduct which caused, or materially contributed to, the need for such restatement. In addition to the foregoing, our CEO and CFO are subject to the compensation recovery provisions of Section 304 of the Sarbanes-Oxley Act.

Severance and Change in Control Payments

The Company’s Board has provided the NEOs with severance and change in control arrangements in order to promote stability and continuity, and to mitigate a potential disincentive for the executives to pursue and execute an acquisition of the Company, particularly where the services of these NEOs may not be required by the acquirer. For a more detailed description of the severance and change in control benefits provided to our NEOs, please see the discussion under “Employment Contracts and Change-In-Control Arrangements” beginning on page 39.

On February 28, 2019, Mr. Sarkissian informed us that he would retire from his position as Senior Vice President of Corporate Development, and from all other positions he held with the Company or its subsidiaries, effective February 28, 2019. In connection with Mr. Sarkissian’s retirement, the Company and Mr. Sarkissian entered into a Separation and General Release Agreement (the “Separation Agreement”). Pursuant to the Separation Agreement: (i) Mr. Sarkissian received three-months’ base salary, or $75,000 in the aggregate; (ii) for a ten-month period following the retirement date, the Company will pay the premiums in connection with Mr. Sarkissian’s participation in the Company’s health, dental and vision plans; and (iii) on the retirement date, all of Mr. Sarkissian’s unvested equity in the Company became vested in full.

Other Compensation

Other elements of executive compensation include life insurance, long-term disability insurance and health benefits. These benefits are also available to all regular, full-time U.S. employees, except that the Company pays the entire disability and health insurance premiums for the NEOs. The NEOs are also covered by a supplemental medical insurance program that reimburses the NEO for out-of-pocket eligible medical costs up to an annual limit of $100,000 per NEO, which is offered in order to provide market-competitive compensation to the NEOs. The Company payments for the NEOs pursuant to these other elements of compensation in fiscal 2019 are included in the “All Other Compensation” column in the Summary Compensation Table on page 34.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Code generally disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year to its “covered employees.” Prior to the Tax Cuts and Jobs Act of 2017, covered employees generally consisted of a corporation’s chief executive officer and each of its other three highest compensated officers, other than its chief financial officer, and remuneration that qualified as “performance-based compensation” within the meaning of the Code was exempt from this $1.0 million deduction limitation. As part of the Tax Cuts and Jobs Act of 2017, the ability to rely on this exemption was, with certain limited exceptions with respect to grandfathered awards, eliminated; while the determination of the covered employees was generally expanded. As a result of the repeal of the performance-based compensation exception to Section 162(m) of the Code, other than with respect to grandfathered awards, we may not be able to take a deduction for any compensation in excess of $1.0 million that is paid to a covered employee.

Taxation of Nonqualified Deferred Compensation

Section 409A of the Code requires that amounts that qualify as “nonqualified deferred compensation” satisfy requirements with respect to the timing of deferral elections, timing of payments, and certain other matters. Generally, the Compensation Committee intends to administer our executive compensation program and design individual compensation components, as well as the compensation plans and arrangements for our employees, so that they are either exempt from, or satisfy the requirements of Section 409A.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers, individuals who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control that exceeds certain prescribed limits, and that the payor may forfeit a deduction on the amounts subject to this additional tax. We are not obligated to provide any NEO with a “gross-up” or other reimbursement payment for any tax liability that he or she may owe as a result of the application of Sections 280G or 4999 in the event of a change in control of CalAmp.

Accounting for Stock-Based Compensation

The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our NEOs and other employees. The principal guidance regarding stock-based compensation is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of stock-based compensation awards.

ASC Topic 718 requires us to recognize in our financial statements all share-based payment awards to employees, including grants of options to purchase shares of our common stock and restricted stock awards that may be settled for shares of our common stock to our NEOs, based on their fair values. For certain performance-based stock awards, we also must apply judgment in determining the periods when and if, the achievement of the related performance targets becomes probable.

ASC Topic 718 also requires us to recognize the compensation cost of our share-based payment awards in our income statement over the period that an employee, including our NEOs, is required to render service in exchange for the award (which, generally, will correspond to the award’s vesting schedule).

Hedging and Pledging Practices

The Company prohibits short sales and transactions in derivatives of our securities, including hedging transactions, for all NEOs and directors. In addition, NEOs and directors are strongly discouraged from pledging CalAmp securities in margin accounts or as collateral for loans.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Compensation Committee Report by reference therein.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2019.

COMPENSATION COMMITTEE

Amal Johnson, Chair

Jeffery Gardner

Jorge Titinger

Larry Wolfe

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2019, the Compensation Committee was comprised of Ms. Johnson and Messrs. Gardner, Titinger and Wolfe. There are no interlocks between the Company and other entities involving the Company’s officers and directors who serve as executive officers or directors of other entities.

SUMMARY COMPENSATION TABLE

The table below sets forth the compensation awarded to, earned by, or paid to each of our NEOs for the last three fiscal years.

Name and Principal Position	Fiscal Year	Salary	Bonus	Equity Award Grant Date Fair Value (1)		Non-Equity Incentive Plan Compensation (Bonus Plan)	All Other Compensation		Total
				Stock Awards (2)	Option Awards (3)

Michael Burdiek	2019	$515,000	$–	$1,117,072	$1,098,464	$ 48,192	$ 35,015	(4)	$2,813,743
President and CEO	2018	515,000	–	931,224	929,596	482,569	34,644		2,893,033
	2017	515,000	–	1,011,402	1,078,073	54,111	67,671		2,726,257

Kurtis Binder (5)	2019	$350,000	$–	$572,384	$568,068	$ 22,926	$ 32,500	(6)	$1,545,878

Executive VP and CFO	2018	217,700	35,000	550,050	549,987	133,770	18,712		1,505,219

Garo Sarkissian (7)	2019	$300,000	$–	$–	$–	$ –	$135,924	(8)	$ 435,924
SVP Corporate Development	2018	300,000	–	200,155	199,506	157,920	27,925		885,506
	2017	300,000	–	224,595	239,697	26,745	63,643		854,680

(1)

The grant date fair value of equity awards is calculated in accordance with ASC Topic 718 for stock-based compensation and excludes the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used with respect to the valuation of these equity awards are set forth in Note 13 to the consolidated financial statements included in our Annual Report on Form 10-K, filed with the SEC on May 1, 2019. The actual amounts realized by the NEOs may be higher or lower than the equity award fair values shown in this table.

(2)

This column includes time-vested restricted stock awards. The fair value of restricted stock awards was calculated as the number of shares awarded multiplied by the closing stock price on the grant date.

(3)

This column includes time-vested stock options and performance-based stock options. The fair value of the time-vested stock option grants was computed using the Black-Scholes option pricing model. The fair value of the performance-based stock options was calculated using a combination of a Monte Carlo simulation model and a lattice model, as these awards contain market conditions.

(4)

Amount consists of $10,818 for Company matching contributions under the 401(k) Plan, $9,600 under an executive medical cost reimbursement program, and $14,597 for health, disability and life insurance premiums paid by the Company for the benefit of Mr. Burdiek.

(5)	Mr. Binder was appointed Executive Vice President and CFO on July 17, 2017.

(6)

Amount consists of $10,933 for Company matching contributions under the 401(k) Plan, $9,600 under an executive medical cost reimbursement program, and $11,967 for health, disability and life insurance premiums paid by the Company for the benefit of Mr. Binder.

(7)	Mr. Sarkissian retired from the company effective February 28, 2019.

(8)

Amount consists of $7,121 for Company matching contributions under the 401(k) Plan, $9,600 under an executive medical cost reimbursement program, $12,439 for health, disability and life insurance premiums, and $106,764 under a Separation Agreement and paid by the Company for the benefit of Mr. Sarkissian.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2019

The table below sets forth the grants of plan-based awards made to our NEOs during fiscal 2019.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)				Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh.)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold	Target		Maximum	Threshold	Target (2)	Maximum
Michael Burdiek
Incentive cash award	4/17/18	$0	$515,000		$1,030,000
Performance-based options	7/25/18					--	38,800	--			$23.08	$ 543,588	(4)
Restricted stock award	7/25/18								48,400			$1,117,072
Option award	7/25/18									53,200	$23.08	$ 554,876

Kurtis Binder
Incentive cash award	4/17/18	$0	$245,000		$490,000
Performance-based options	7/25/18					--	20,000	--			$23.08	$ 280,200	(4)
Restricted stock award	7/25/18								24,800			$ 572,384
Option award	7/25/18									27,600	$23.08	$ 287,868

Garo Sarkissian
Incentive cash award	4/17/18	$0	$165,000	(5)	$330,000

(1)

The amounts shown in these columns represent the Threshold, Target and Maximum payout levels under the fiscal 2019 NEO bonus plan. The actual bonus amount paid to each NEO for fiscal 2019 is reported under the “Non-Equity Incentive Plan (Bonus Plan)” column of the Summary Compensation Table on page 34.

(2)

Messrs. Burdiek and Binder were granted performance-based stock options on July 25, 2018. These awards vest 25% annually over four years, and cannot be exercised until the Company’s stock price has closed at or above $30.00, which is 130% of the option exercise price, for at least 30 consecutive trading days.

(3)	The restricted stock and stock option awards vest 25% annually on each anniversary of the grant date over four years.

(4)	Represents the fair value of the performance-based stock options calculated using the grant date fair value of $14.01 per option. This fair value was determined using a Monte Carlo simulation model.

(5)	Pursuant to a retirement and separation agreement between Mr. Sarkissian and the Company effective February 28, 2019, he did not receive an incentive plan payout for fiscal 2019.

OUTSTANDING EQUITY AWARDS AT THE END OF FISCAL 2019

The following table sets forth the outstanding equity awards of each of our NEOs as of the end of fiscal 2019. All outstanding option awards reported in this table expire 10 years from the date of grant and vest in equal annual installments over four years on each anniversary of the applicable grant date, with the exception of the performance-based option awards shown in the “Equity Incentive Plan Awards” column that are subject to both satisfaction of performance criteria and ratable vesting over four years. The outstanding stock awards reported in this table represent restricted stock that vests in equal annual installments over four years on each anniversary of the applicable grant date.

		Option Awards					Stock Awards(1)
Name and Position	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
Michael Burdiek	07/29/10	30,000	0	0	2.34	07/29/20
President & CEO	06/01/11	100,000	0	0	3.22	06/01/21
	07/31/12	33,000	0	0	7.53	07/31/22
	07/25/13	33,200	0	0	15.14	07/25/23
	07/29/14	35,500	0	0	17.47	07/29/24
	07/28/15	36,975	12,325	0	17.54	07/28/25	13,075	$181,743
	07/26/16	69,500	69,500	0	14.49	07/26/26	34,900	485,110
	07/28/17	12,980	38,940	39,200	19.32	07/28/27	36,150	502,485
	07/25/18	0	53,200	38,800	23.08	07/25/28	48,400	672,760

Kurtis Binder	07/17/17	7,675	23,025	23,180	19.30	07/17/27	21,375	$297,113
Executive VP & CFO	07/25/18	0	27,600	20,000	23.08	07/25/28	24,800	344,720

Garo Sarkissian (2)	07/30/09	15,000	0	0	1.80	07/30/19
SVP Corporate	07/29/10	20,000	0	0	2.34	07/29/20
Development	07/28/11	16,000	0	0	3.73	07/28/21
	07/31/12	11,000	0	0	7.53	07/31/22
	07/25/13	8,400	0	0	15.14	07/25/23
	07/29/14	6,900	0	0	17.47	07/29/24
	07/28/15	10,700	0	0	17.54	07/28/25
	07/26/16	30,900	0	0	14.49	07/26/26
	07/28/17	11,600	0	8,400	19.32	07/28/27

(1)	Market value calculated based on the closing price of our common stock of $13.90 on February 28, 2019, the last trading day of our 2019 fiscal year.
(2)

Pursuant to a separation agreement between Mr. Sarkissian and the Company entered into effective February 28, 2019, Mr. Sarkissian retired from the Company effective that date, at which time his unvested stock options and restricted stock awards became fully vested.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2019

The following table sets forth the number of shares acquired upon exercise of options or vesting of shares (restricted stock and performance stock units) of each of our NEOs during the fiscal year ended February 28, 2019, and the associated value realized.

	Option Awards		Stock Awards
Name and Position	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)(2)
Michael Burdiek President and CEO	56,000	$ 1,110,497	57,355	$ 1,291,555

Kurtis Binder Executive VP & CFO	-	$ -	7,125	$ 168,506

Garo Sarkissian SVP Corporate Development	10,000	$ 204,596	30,763	$ 534,714

(1)	Represents the aggregate of the market price at exercise, less the exercise price, for each option exercised.

(2)	Represents the value realized based on the closing price of our common stock on the vesting date multiplied by the number of shares vested.

NONQUALIFIED DEFERRED COMPENSATION

During fiscal 2014, we adopted a nonqualified deferred compensation plan (the “Deferred Compensation Plan”) in which our NEOs, certain other management employees and non-employee directors are eligible to participate. NEOs and other eligible employees can defer up to 75% of their base salary and up to 100% of their cash bonus. We do not make any contributions to the accounts of participants under the Deferred Compensation Plan. Amounts deferred under the Deferred Compensation Plan are generally paid upon a participant’s retirement or termination of employment, although distributions can occur earlier if the participant elects to receive his or her deferral on a fixed date prior to his or her retirement.

All of the investment options available under the Deferred Compensation Plan are equity, bond and money market mutual funds similar in nature to the investment choices available under our 401(k) defined contribution plan. Investment gains and losses in a participant’s account under the Deferred Compensation Plan are based solely upon the investment selections made by the participant.

Compensation deferral elections by non-employee directors are described under the heading “Compensation of Directors” on page 8. The following table presents each NEO’s contributions to this nonqualified deferred compensation plan, earnings thereon and fiscal year-end account balances for fiscal 2019. Mr. Binder did not participate in the Deferred Compensation Plan in fiscal 2019.

	Executive Contributions in Last FY (1)	Company Contributions in Last FY	Aggregate Earnings (Losses) in Last FY (2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE (3)
Michael Burdiek President & CEO	$415,625	$ 0	($39,841)	$226,327	$1,894,328

Garo Sarkissian SVP Corp. Dev.	$ 31,525	$ 0	$ 1,119	$ 0	$ 32,644

(1)	Amounts in this column are included in the Salary and/or Non-Equity Incentive Compensation Plan columns of the Summary Compensation Table on page 34.

(2)	These investment earnings are not included in the compensation amounts reported in the Summary Compensation Table on page 34.

(3)

Amount includes $1,478,704 and $0 for Messrs. Burdiek and Sarkissian, respectively, that were previously reported as salary or bonuses in the Summary Compensation Table of previously filed proxy statements.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

We have entered into change in control and salary continuation agreements with the NEOs that are designed to protect such executives against the loss of their positions as a result of termination without Cause or termination for Good Reason both in conjunction and not in conjunction with a Change in Control, in which:

•

“Cause” is defined as the occurrence or existence of any of the following with respect to the covered executive officer, as determined by a majority of the directors of the Board: (i) unsatisfactory performance of the officer’s duties or responsibilities, after written notice and reasonable opportunity to cure; (ii) willful failure to follow any lawful directive of the Company or Board consistent with the officer’s position and duties, after written notice and reasonable opportunity to cure; (iii) material breach by the officer of his duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company or any of its affiliates that has not been approved by a majority of the disinterested directors of the Board; (iv) commission of any willful or intentional act that could reasonably be expected to materially injure the property, reputation, business or business relationships of the Company or its customers; or (v) the conviction or the plea of “no contest” to a felony involving moral turpitude;

•

“Good Reason” is defined as (i) a material change or reduction in the officer’s authority, duties and responsibilities following a Change in Control; (ii) transfer of the officer to another work location that is materially further away from the officer’s current primary residence than the officer’s current work location; or (iii) a material reduction in the officer’s base salary made without the officer’s consent; and

•

“Change in Control” is defined as the first to occur of: (i) the sale or other transfer of all or substantially all of the assets of the Company to any person or group; (ii) the adoption of a plan of liquidation or dissolution of the Company; (iii) the merger or consolidation of the Company with or into another entity, or the merger of another entity into the Company or any subsidiary of the Company, in each case with the effect that immediately after the transaction the stockholders of the Company hold less than 50% of the total voting power of all securities entitled to vote in the election of directors, managers or trustees of the entity surviving such merger or consolidation; or (iv) the acquisition by any person or group of more than 50% of the voting power of all securities of the Company entitled to vote in the election of directors of the Company.

If a NEO is terminated without Cause or terminated with Good Reason not in conjunction with a Change in Control, the NEO is entitled to severance in the form of continuation of payments of base salary for six months and COBRA premiums for 12 months in the case of Messrs. Burdiek and Binder. For illustrative purposes, if these salary and benefit continuation provisions had been triggered as of the end of fiscal 2019 for either of these NEOs, the total salary continuation benefits payable would have been $257,500 for Mr. Burdiek and $175,000 for Mr. Binder, and the COBRA premium benefits payable would have been $28,097 for Mr. Burdiek and $28,097 for Mr. Binder. In addition, pursuant to a termination as described in this paragraph, these executives’ unvested equity awards would continue to vest for a period of six months following such termination. For illustrative purposes, if these provisions had been triggered as of the end of fiscal 2019, the value of the continued post-employment vesting of equity awards for each of these NEOs would have been as follows (based on the closing price of our Common Stock at the end of fiscal 2019 of $13.90 per share):

Name and Position	Value of Continued Post - Employment Vesting
Michael Burdiek, President & CEO	$ 760,000
Kurtis Binder, Executive VP and CFO	$ 185,200

If either Mr. Burdiek or Mr. Binder is terminated without Cause or either NEO terminates his employment for Good Reason within the three-month period immediately preceding or the 12-month period immediately following a Change in Control, then the NEO is entitled to severance in the form of continuation of payments of base salary and COBRA premiums for 18 months, and pro rata Target bonus for the then current fiscal year. For illustrative purposes, if the Change in Control provisions had been triggered as of the end of fiscal 2019 for Mr. Burdiek or Mr. Binder, the salary continuation benefits payable would have been $772,500 for Mr. Burdiek and $525,000 for Mr. Binder, the COBRA premium benefits payable would have been $42,145 for Mr. Burdiek and $42,145 for Mr. Binder, and the bonus payable would have been $515,000 for Mr. Burdiek and $245,000 for Mr. Binder.

The employment agreements of the NEOs also provide that if employment with CalAmp is terminated without Cause or for Good Reason within three months prior to or 12 months following a Change in Control, 100% and 75% of the then unvested equity awards held by Messrs. Burdiek and Binder, respectively, would become immediately vested. For illustrative purposes, if these provisions had been triggered as of the end of fiscal 2019, the value of the accelerated equity award vesting for each of these NEOs would have been as follows (based on the closing price of our Common Stock at the end of fiscal 2019 of $13.90 per share):

Name and Position	Value of Accelerated Equity Award Vesting
Michael Burdiek, President & CEO	$1,842,100
Kurtis Binder, Executive VP and CFO	$ 481,400

The employment agreements of Messrs. Burdiek and Binder continue in effect until May 31, 2020, and are subject to biennial review and renewal. If renewed, the employment agreement will provide for a minimum of two years of coverage; provided, however, that failure by us to renew the agreement constitutes termination without Cause.

Mr. Sarkissian retired from the Company effective February 28, 2019. Pursuant to a retirement and separation agreement entered into effective that date: (i) Mr. Sarkissian received three months’ base salary, or $75,000 in the aggregate; (ii) all of Mr. Sarkissian’s then-unvested equity awards, consisting of 32,795 stock options and 18,345 restricted stock shares, became fully vested on the retirement date, with an aggregate value of $326,606; and (iii) for a ten month period following his retirement date, we will pay the premiums in connection with Mr. Sarkissian’s participation in our health, dental and vision plans in the aggregate amount of $31,764.

CEO PAY RATIO

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing disclosure regarding the ratio of the annual total compensation of Mr. Burdiek, our CEO, to the median of the total annual compensation of our employees other than Mr. Burdiek. We identified our employee with the median annual compensation using total cash compensation for calendar year 2018 of all employees who were employed by us on December 31, 2018, at which date our global workforce consisted of 807 employees, of which 722 were U.S. employees and 85 were non-U.S. employees. In calculating the median compensated employee, we excluded our employees in Canada (4), Ireland (5), New Zealand (4) and the United Kingdom (5) (a total of 18 individuals which represents 2.2% of our global workforce, who were excluded pursuant to the de minimis exemption of Item 402(u) of the SEC’s rules). As a result, we determined our median compensated employee based on 789 employees. We did not include any contractors or other non-employee workers in our employee population. We annualized the compensation for any full-time and part-time employees who commenced work during calendar 2018. We believe total cash compensation for all employees is reasonable to use as a consistently applied compensation measure because we do not have a broad based equity award plan. We selected December 31, 2018, which is within the last three months of our fiscal 2019, for the date as of when we would identify the employee with the median annual compensation, because it enabled us to make such identification in a reasonably efficient and economical manner.

After identifying the employee with the median total cash compensation for the 12 months ended December 31, 2018, we calculated total compensation for this employee for the fiscal year ended February 28, 2019 using the same methodology that we use for our NEOs in the Summary Compensation Table shown on page 34 of this Proxy Statement.

For fiscal 2019, the total compensation of our CEO was $2.8 million and the total compensation of our employee with median annual compensation was $75,569. Accordingly, we estimated our CEO Pay Ratio for fiscal 2019 to be 37 to 1.

DELINQUENT SECTION 16(a) REPORTS

Under the securities laws of the United States, our directors, executive officers and any persons holding more than 10% of our Common Stock are required to report their initial ownership of our Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established and we are required to disclose in this Proxy Statement any failure to file, or late filing, of such reports with respect to the fiscal year ended February 28, 2019. Based solely upon a review of reports delivered to the Company during this period, all of these filing requirements were satisfied on a timely basis, except that the Form 3 for Roxanne Oulman, who was appointed a director of the Company effective August 1, 2018, was not filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have adopted a written policy pursuant to which material transactions between us and our executive officers, directors, nominees for election as directors and principal stockholders (i.e., stockholders owning beneficially five percent or more of our outstanding voting securities) and members of the immediate family of any of the foregoing persons, shall be submitted to our Board for approval by a disinterested majority of the directors voting with respect to the transaction. For this purpose, a transaction is deemed material if such transaction, alone or together with a series of similar transactions during the same fiscal year, involves an amount that exceeds $60,000. No such transactions occurred during fiscal 2019.

ANNUAL REPORT

Our consolidated financial statements for our fiscal year ended February 28, 2019 are included in our Annual Report on Form 10-K. This Proxy Statement and our Annual Report are posted on the Investor Relations section of our website at https://investors.calamp.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to CalAmp, 15635 Alton Parkway, Suite 250, Irvine, California, 92618, Attention: Corporate Secretary, or by calling (949) 600-5600.

STOCKHOLDER PROPOSALS

Stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at the next annual meeting of our stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2020 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than February 14, 2020 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our bylaws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the proxy statement but that a stockholder instead wishes to present directly at an annual meeting. Under our bylaws, notice of such nomination or stockholder proposal for the 2020 annual meeting of stockholders must be delivered to the Corporate Secretary at the above address not earlier than the close of business (as defined in the bylaws) on March 26, 2020, and not later than the close of business on April 25, 2020.

If the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary of our annual meeting for the prior year, then the notice of a nomination or stockholder proposal must be delivered no earlier than the close of business on the 120th day prior to the meeting and not later than the close of business on the later of the 90th day prior to the meeting or the 10th day after we first make a public announcement of the meeting date.

All nominations and stockholder proposals submitted under our bylaws must comply with the requirements of the bylaws. The presiding officer of the annual meeting may refuse to acknowledge or introduce any such matter if notice of the matter is not received within the applicable deadlines or does not comply with our bylaws.

QUESTIONS AND ANSWERS ABOUT OUR 2019 ANNUAL MEETING AND VOTING

What is a proxy?

A proxy is your legal designation of another person to vote the shares of CalAmp stock that you own. The person you designate is your “proxy,” and you give your proxy authority to vote your shares by submitting the enclosed proxy card or voting by telephone or over the Internet. We have designated our Chairman, A.J. “Bert” Moyer, and our President and CEO, Michael Burdiek, to serve as proxies for our Annual Meeting.

Why am I receiving these proxy materials?

Our Board is providing these proxy materials to you in connection with the solicitation of proxies for use at our Annual Meeting to be held virtually over the Internet via live audio webcast on Wednesday, July 24, 2019, at www.virtualshareholdermeeting.com/calamp2019. at 10:00 a.m. Pacific Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein.

We intend to post our Annual Report to our stockholders of record entitled to vote at the Annual Meeting, this Proxy Statement, and accompanying proxy card on the Internet at https://investor.calamp.com on or about June 14, 2019 (the “Notice”). We will mail printed copies of the proxy materials to stockholders who request them.

Our principal executive office is located at 15635 Alton Parkway, Suite 250, Irvine, CA 92618 and its telephone number is (949) 600-5600.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full paper copy of this Proxy Statement and Annual Report to Stockholders?

We are acting under an SEC rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send its stockholders a notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a paper copy of proxy materials may be found in the Notice. If you would prefer to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, please follow the instructions contained in the Notice.

What is the difference between holding shares as a Stockholder of Record and as a Beneficial Owner?

Most of our stockholders hold their shares through a broker or bank rather than directly in their own name. As summarized below, there are some distinctions between shares held “of record” and those owned “beneficially.”

Stockholder of Record. If your shares are held in certificate or book entry form that is registered directly in your name with our transfer agent, American Stock Transfer, you are considered, with respect to those shares, the “Stockholder of Record.” As the Stockholder of Record, you have the right to grant your voting proxy directly to us or to vote over the Internet at the Annual Meeting.

Beneficial Owner of Shares Held in Street Name. If your shares are held in electronic form in a brokerage or bank account, you are considered to be the “Beneficial Owner” with respect to those shares, and those shares are considered to be held in “street name.” In this case, the broker or bank that holds your shares on your behalf is considered to be the Stockholder of Record.

How do I vote? (Voting Procedures)

Your vote is very important. Even if you plan to attend the virtual Annual Meeting, we recommend that you submit your vote prior to the meeting, so that your vote will be counted if you later decide not to attend the meeting. You may vote your shares by one of several means, as described below:

Stockholders of Record may vote their shares by one of the following methods:

1.  By Mail

You may complete, sign and date the proxy card and return it in the prepaid envelope provided. If a Stockholder of Record returns the signed proxy card but does not indicate his or her voting preferences, the persons named in the proxy will vote the shares represented by that proxy as recommended by our Board.

2.  By Telephone or the Internet

Call the toll-free telephone number on the proxy card and follow the recorded instructions, or access the secure website www.proxyvote.com through the Internet and follow the instructions. Please note that the telephone and Internet voting facilities will close at 11:59 p.m. Eastern Time on July 23, 2019, the day before the Annual Meeting.

3.  Online at the Virtual Annual Meeting by Webcast

Stockholders of Record may vote their shares online at the virtual Annual Meeting by webcast. Please make sure that you have your Notice, proxy card or voting instruction form available and carefully follow the instructions.

Beneficial Owners may vote their shares by one of the following methods:

1.  By Mail

You may vote by signing, dating and returning your voting instruction form that was provided to you by the broker or bank that holds your shares in the pre-addressed envelope provided.

2.  By Methods Listed on Voting Instruction Form

Please refer to your voting instruction form or other information provided by the broker or bank that holds your shares to determine whether you may vote by telephone or via the Internet, and follow the instructions on the voting instruction form or other information provided by the broker or bank.

3.  Online at the Virtual Annual Meeting by Webcast

If you are a Beneficial Owner of shares held in street name, please follow the voting instructions provided by your bank, brokerage firm or other nominee through which you hold your shares.

Beneficial Owners should note that the Election of Directors (Proposal One) and Say-on-Pay (Proposal Two) are “non-discretionary” items. If you are a Beneficial Owner and you do not instruct your broker or bank how to vote with respect to the Election of Directors, your broker or bank may not vote with respect to any of the three proposals and those votes will be counted as “broker non-votes.” See “What if I don’t vote for all of the items listed on my proxy card, or what happens if I abstain or my broker does not vote?” for more information regarding broker non-votes.

When and how will the Annual Meeting be held?

The Annual Meeting will be held virtually via live audio webcast over the Internet at www.virtualshareholdermeeting.com/calamp2019 on Wednesday, July 24, 2019, at 10:00 a.m. Pacific Time.

Who is soliciting my vote?

The proxy is solicited on behalf of our Board. The proxy will be used at our Annual Meeting. The only solicitation materials to be sent to our stockholders will be this Proxy Statement and the accompanying proxy card. Our Board does not intend to use specially engaged employees or paid solicitors to solicit proxies, although it reserves the right to do so. Our Board also intends to solicit the proxies held on behalf of our stockholders by brokers or banks. We will pay all reasonable expenses incurred by such holders for mailing the solicitation material to the stockholders for whom they hold shares. All solicitation expenses are being paid by us.

Who is entitled to vote at the Annual Meeting?

Holders of our Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. Each share of Common Stock will be entitled to one vote.

As of the Record Date, we had 33,605,780 shares of outstanding Common Stock, which were held by approximately 1,300 Stockholders of Record.

What is the purpose of the Annual Meeting and what proposals will be voted on at the Annual Meeting?

You are being asked to vote on three proposals:

•	Proposal 1: the election of nine directors to serve until our next annual meeting of stockholders or in each case until his or her successor is duly elected and qualified;

•

Proposal 2: the approval on a non-binding, advisory basis of the compensation of CalAmp’s named executive officers (“NEOs”), as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (“Say-on-Pay”); and

•	Proposal 3: the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 29, 2020.

What are the Board’s recommendations on the three proposals to be voted on at the Annual Meeting?

The Board recommends a vote:

•	FOR the election of the nine nominees for director identified in Proposal One;

•	FOR the approval on a non-binding, advisory basis of the compensation of our NEOs in Proposal Two as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC; and

•	FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 29, 2020 in Proposal Three.

How many votes do I have?

You will have one vote for each share of our Common Stock that you owned at the close of business on the Record Date, provided those shares are either held directly in your name as the Stockholder of Record or were held for you as the Beneficial Owner through a broker or bank.

How many votes can be cast by all stockholders?

We had 33,605,780 shares of our Common Stock outstanding and entitled to vote on the Record Date.

How many votes must be present to hold the Annual Meeting, i.e., what constitutes a quorum?

A quorum, which is a majority of our outstanding shares as of the Record Date, must be present by remote communication or by proxy in order to hold the Annual Meeting and to conduct business. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum. Your shares will be counted as being present at the meeting if you attend the Annual Meeting by remote communication or if you submit a properly executed proxy card.

If a quorum is not present, either by remote communication or by proxy, at the Annual Meeting, the stockholders who are so present may adjourn the Annual Meeting until a quorum is present. The time and place of any adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given, unless the adjournment is for more than 30 days, or if after the adjournment a new record date is set for the adjourned meeting.

How many votes are required to elect the directors and adopt the other proposals?

The vote required and method of calculation for the proposals to be considered at the Annual Meeting are as follows:

Election of directors (Proposal One). Our bylaws include a majority vote standard for uncontested director elections. Since the number of nominees does not exceed the number of directors to be elected at the Annual Meeting, the election of each director nominee requires a majority of the votes cast with respect to the nominee at the Annual Meeting. A “majority of the votes cast” means that the number of votes cast “FOR” a nominee must exceed the number of votes cast “AGAINST” such nominee’s election. Abstentions and broker non-votes will have no effect on the outcome of the director vote.

Say-on-Pay (Proposal Two). The affirmative vote of a majority of the outstanding shares of our Common Stock that are present by remote communication or by proxy and entitled to vote on the proposal is required for approval. Because your vote on the Say-on-Pay proposal is advisory, it will not be binding on us, our Board, or our Compensation Committee. However, our Board will review the voting results and take them into consideration when making future decisions about executive compensation. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Ratification of the appointment of Deloitte & Touche LLP (Proposal Three). For the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 29, 2020, the affirmative vote of a majority of the shares present, represented and entitled to vote on this proposal will be required for approval. Abstention will have the same effect as a vote against this proposal. Broker non-votes are not expected to result on this proposal.

What if I don’t vote for some of the proposals listed on my proxy card but I deliver a signed proxy card?

If you return your signed proxy card or voting instruction form but do not mark selections, it will be voted in accordance with the recommendations of our Board. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction form, the shares will be voted in accordance with your instructions.

What is the effect if I don’t cast my vote?

Stockholders of Record – If you are a Stockholder of Record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Beneficial Owner – If you are a Beneficial Owner of shares held in “street name,” it is critical that you cast your vote if you want it to count in the election of directors (Proposal

One) and the advisory vote on executive compensation (Proposal Two). If you hold your shares in street name and you do not instruct your bank or broker how to vote on Proposals One and Two, no votes will be cast on your behalf. Your bank or broker will, however, have discretion to vote any uninstructed shares on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal Three).

What if I don’t vote for all of the items listed on my proxy card, or what happens if I abstain or my broker does not vote?

If your proxy indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the Annual Meeting. Because the election of directors (Proposal One) is determined by a majority of votes cast with respect to each nominee, if you abstain from voting with respect to one or more nominees, your abstention will have no effect on the voting outcome for the election of that nominee. If you abstain from voting on the advisory vote on CalAmp’s executive compensation (Proposal Two) or the proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (Proposal Three), your abstention will have the same effect as a vote against these proposals.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the Beneficial Owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may vote your shares “FOR” routine matters but expressly indicate that the broker is NOT voting on non-routine matters. A “broker non-vote” occurs when a broker expressly indicates on a proxy that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal.

If you are a Beneficial Owner and your broker holds your shares in its street name, the broker is permitted to vote your shares on the approval of Deloitte & Touche LLP as our independent registered public accounting firm (Proposal Three) even if the broker does not receive voting instructions from you. However, if you are a Beneficial Owner your broker or bank does not have discretionary authority to vote on the election of directors (Proposal One) or the advisory vote on executive compensation (Proposal Two). So it is very important that you instruct your broker or bank how to vote on these proposals.

What is the voting requirement to approve each of the proposals discussed in this Proxy Statement?

The voting requirement to approve each of the proposals is as follows:

•	A majority of the votes cast for each nominee is required for the election of directors (Proposal One).

•

The affirmative vote of the holders of a majority of the shares of Common Stock present, by remote communication or by proxy, at the Annual Meeting and entitled to vote is required to approve the advisory vote on CalAmp’s executive compensation (Proposal Two) and to ratify the appointment of Deloitte & Touche LLP as CalAmp’s independent registered public accounting firm (Proposal Three).

What should I do if I change my mind after submitting a proxy?

If you are a Stockholder of Record, you may revoke a previously submitted proxy at any time before it is voted at the Annual Meeting. In order to revoke a proxy, you must do one of the following prior to the taking of the vote at the Annual Meeting:

•	Provide written notice of revocation to CalAmp Corp. c/o Corporate Secretary, 15635 Alton Parkway, Suite 250, Irvine, California, 92618;

•	Deliver a valid proxy bearing a later date or submit a new later dated proxy by telephone or over the Internet; or

•	Voting by attending the virtual Annual Meeting by webcast.

If you are a Beneficial Owner of shares held in street name though a bank, brokerage firm or other nominee, you may submit new voting instructions by:

•	Submitting new voting instructions in the manner stated in the instructions provided by your nominee; or

•	By voting your shares online at the Annual Meeting

All shares that have been properly voted by proxy without timely revocation will be voted at the Annual Meeting.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of Stockholders of Record entitled to vote at our 2019 Annual Meeting will be available for review by any stockholder for any purpose related to the meeting for 10 days prior to the meeting at our principal executive offices at 15635 Alton Parkway, Suite 250, Irvine, California 92618, and online during the meeting at www.virtualshareholdermeeting.com/calamp2019. If you wish to review the list of stockholders prior to the 2019 Annual Meeting, please contact Stephen Moran, our General Counsel and Corporate Secretary, to make arrangements.

Will stockholders be entitled to cumulative voting?

No, stockholders may not use cumulative voting because our current certificate of incorporation does not provide for this. If cumulative voting were applicable, stockholders would be able to cast a number of votes equal to the number of shares of stock held by the stockholder and to cast all those votes for a single director nominee or to distribute them among two or more nominees.

What happens if additional matters are presented at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Who will pay for the cost of this proxy solicitation?

We will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials. We may also reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses associated with forwarding these proxy materials to you. Proxies may also be solicited by certain of our directors, officers and other employees, without additional compensation, personally or by other means.

Who will tabulate the votes?

Broadridge Financial Solutions will tabulate the proxies and will provide us with the preliminary results of the voting on the day of the Annual Meeting.

What is the deadline for receipt of stockholder proposals for next year’s annual meeting or to nominate individuals to serve as directors?

You may submit proposals, including director nominations, for consideration at future stockholder meetings, as described below:

Requirements for stockholder proposals to be considered for inclusion in our proxy materials – Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of our stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2020 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than February 14, 2020 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Requirements for stockholder proposals to be brought before an annual meeting – Our bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made (1) by or at the direction of our Board; or (2) by any stockholder entitled to vote at the meeting who has timely delivered written notice to our Corporate Secretary during the Notice Period (as defined below), which notice must contain the information specified in the bylaws, including information concerning the nominees and concerning the stockholder proposing such nominations. However, if a stockholder wishes only to recommend a candidate for consideration by our Governance and Nominating Committee as a potential nominee for director, see the procedures discussed below under the heading “Governance and Nominating Committee” beginning on page 7.

Our bylaws also provide that the only business that may be conducted at an annual meeting is business that is brought (1) pursuant to the notice of meeting (or any supplement thereto), (2) by or at the direction of our Board, or (3) by a stockholder entitled to vote at the meeting who has timely delivered written notice to our Corporate Secretary which sets forth all information required by our bylaws during the Notice Period (as defined below).

The “Notice Period” for our 2020 Annual Meeting of Stockholders is not earlier than the close of business (as defined in the bylaws) on March 26, 2020 and not later than the close of business on April 25, 2020.

If a stockholder who has notified us of his or her intention to present a nomination or other proposal at an annual meeting does not appear to present it at such meeting, we need not present the nomination or proposal for vote at such meeting.

How can I communicate with CalAmp’s outside directors?

Stockholders may contact any of our directors by writing to them at CalAmp Corp. c/o the Corporate Secretary, 15635 Alton Parkway, Suite 250, Irvine, California, 92618.

Where can I view CalAmp’s corporate documents and SEC filings?

Our website contains our Code of Business Conduct and Ethics (the “Code of Business Conduct”), charters of our Board committees and SEC filings, including Section 16 filings by our officers and directors. To view these materials, go to www.calamp.com. For the Code of Business Conduct and charters, from the home page click on the “Company” tab, then click on “Corporate Governance.” For SEC filings, from the home page click on the “Company” tab, then the “Investor Relations” tab, and then the “SEC Filings” tab.

How do I find out the voting results?

We have engaged Broadridge Financial Solutions to serve as the vote tabulator for our Annual Meeting. Preliminary voting results will be announced at the Annual Meeting, and final voting results will be published in a Current Report on Form 8-K, which we will file with the SEC within four business days of our Annual Meeting.

What if I have questions about lost stock certificates or I need to change my mailing address?

Stockholders of Record may contact our transfer agent, American Stock Transfer, by calling (718) 921-8288 or by writing to American Stock Transfer, attention Paula Caroppoli, 6201 15th Avenue, Brooklyn, New York 11219, or visit their website at www.astfinancial.com to obtain more information about these matters.

Terms of the Proxy

The enclosed proxy indicates the matters to be acted upon at our Annual Meeting and provides a box to be marked to indicate the manner in which the stockholder’s shares are to be voted with respect to such matters. By appropriately marking the boxes, a stockholder may specify, with respect to the election of directors, whether the proxy holder shall vote for or be without authority to vote on any or all candidates. The proxy also confers upon the holders thereof discretionary voting authority with respect to such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

Where a stockholder has appropriately directed how the proxy is to be voted, the shares will be voted in accordance with the stockholder’s direction. In the absence of instructions, shares represented by valid proxies will be voted in favor of the nominees for director and in favor of all proposals set forth in the Notice of Meeting and this Proxy Statement. If any other matters are properly presented at the Annual Meeting, the persons named in the proxy will vote or refrain from voting in accordance with their best judgment. A proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to our Corporate Secretary or by filing a duly executed proxy bearing a later date. Stockholders of Record may also vote over the Internet if they attend the virtual Annual Meeting even though they have executed and returned a proxy. See “What should I do if I change my mind after submitting a proxy?” on page 48 for more details.

OTHER MATTERS

Except for the matters described herein, management does not intend to present any matter for action at our Annual Meeting and knows of no matter to be presented at such meeting that is a proper subject for action by the stockholders. However, if any other matters should properly come before our Annual Meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed proxy in accordance with the best judgment of the person or person(s) acting under the proxy.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery CALAMP CORP. of information up until 11:59 p.m. Eastern Time the day before the meeting 15635 ALTON PARKWAY, SUITE 250 date. Have your proxy card in hand when you access the web site and follow IRVINE, CA 92618 the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/calamp2019 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E81667-P26735 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CALAMP CORP. The Board of Directors recommends you vote FOR all the listed nominees: 1. Election of the nine (9) members of the Board of Directors identified in Proposal No. 1 to serve as directors until the Company’s 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified. Nominees: For Against Abstain For Against Abstain 1a. A.J. “Bert” Moyer ! ! ! 1h. Jorge Titinger ! ! ! 1b. Scott Arnold ! ! ! 1i. Larry Wolfe ! ! ! 1c. Michael Burdiek ! ! ! The Board of Directors recommends you vote FOR For Against Abstain proposals 2 and 3: 1d. Jason Cohenour ! ! ! 2. To approve, on a non-binding advisory basis, the ! ! ! compensation of the named executive officers as 1e. Jeffery Gardner disclosed in the proxy statement. ! ! ! 1f. Amal Johnson 3. Ratification of the appointment of Deloitte & Touche LLP ! ! ! as the independent registered public accounting firm for ! ! ! the Company for the fiscal year ending February 29, 2020. 1g. Roxanne Oulman ! ! ! NOTE: The proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment thereof. For address changes and/or comments, please check this box and write them ! on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the CalAmp Corp. 2019 Annual Meeting of Stockholders: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E81668-P26735 CALAMP CORP. 15635 Alton Parkway, Suite 250 Irvine, California 92618 PROXY FOR 2019 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 24, 2019. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CALAMP CORP. The undersigned stockholder of CalAmp Corp. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 2019 Annual Meeting of Stockholders, and hereby appoints A.J. “Bert” Moyer and Michael Burdiek, and each of them, as Proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side, and to vote in their discretion with respect to such other matters (including matters incident to the conduct of the meeting) as may properly come before the meeting, all the shares of Common Stock of the Company held of record by the undersigned on May 31, 2019 at the Annual Meeting of Stockholders to be held on July 24, 2019 and at any postponements or adjournments thereof. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED HEREIN. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side